Exhibit 10.13

Execution Version

LOAN AGREEMENT DATED SEPTEMBER 29, 2022, AS AMENDED AND RESTATED ON MAY 25, 2023 (“AGREEMENT”), ENTERED INTO BY AND BETWEEN:

1.	INMOBILIARIA INSURGENTES 421, S.A. DE C.V., IN ITS CAPACITY AS BORROWER (“BORROWER”);

2.	OPERADORA HOTELERA I421, S.A. DE C.V., AS JOINT AND SEVERAL OBLIGOR (“ORIGINAL JOINT AND SEVERAL OBLIGOR”), AND OPERADORA HOTELERA I421 PREMIUM, S.A. DE C.V., AS JOINT AND SEVERAL OBLIGOR (“ADDITIONAL JOINT AND SEVERAL OBLIGOR”, AND TOGETHER WITH THE ORIGINAL JOINT AND SEVERAL OBLIGOR, THE “JOINT AND SEVERAL OBLIGORS”, AND TOGETHER WITH THE BORROWER, THE “CREDIT PARTIES”); AND

3.	BANCO NACIONAL DE COMERCIO EXTERIOR, SOCIEDAD NACIONAL DE CRÉDITO, INSTITUCIÓN DE BANCA DE DESARROLLO, IN ITS CAPACITY AS CREDITOR (“BANCOMEXT” AND/OR THE “CREDITOR”, AND TOGETHER WITH THE BORROWER AND THE JOINT AND SEVERAL OBLIGORS, THE “PARTIES”) ;

Pursuant to the following recitals, representations, and clauses:

RECITALS

ONE.      On October 3, 2018, the Borrower, in such capacity, and the Creditor, in such capacity, with the appearance of the Original Joint and Several Obligor, as Joint and Several Obligor, entered into a certain Loan Agreement for up to the amount of USD$49,753,000.00 (forty-nine million seven hundred fifty-three thousand and 00/100 Dollars) (as amended from time to time, including, without limitation, the rescheduling agreement dated June 19, 2020, the first amendment dated June 25, 2021, and the second amendment dated May 11, 2022, collectively, the “Original Loan Agreement”) to, among other purposes, finance the costs of the Hotel Remodeling (as defined in the Original Loan Agreement).

TWO.      On October 3, 2018, the Borrower, the Original Joint and Several Obligor, E.S. Agrupación, S.A. de C.V. and Elías Sacal Cababie and Marcos Sacal Cohen, as settlors and secondary beneficiaries (“Original Settlors”), Bancomext, as primary beneficiary, and CIBanco, S.A., Institución de Banca Múltiple, as trustee (“Trustee”), entered into an irrevocable management, security, and source of payment trust agreement identified with the number CIB/3109 (as amended from time to time, the “Original Trust Agreement”), the purposes of which is, among others, to guarantee the timely payment and performance of the Secured Obligations (as defined in the Original Trust Agreement).

THREE.- On June 25, 2021, the Original Settlors, as settlors and secondary beneficiaries, the Primary Beneficiary, in such capacity, and the Trustee, in such capacity, entered into a first amendment to the Original Trust Agreement, whereby certain provisions thereof were amended (“First Amendment to the Trust Agreement”).

FOUR.       On May 11, 2022, and September 29, 2022, the Original Settlors and the Additional Joint and Several Obligor, as settlors and secondary beneficiaries, the Primary Beneficiary, in such capacity, and the Trustee, in such capacity, entered into a second and third amendment to the Original Trust Agreement, respectively, whereby certain provisions thereof were amended (“Second Amendment to the Trust Agreement” and (“Third Amendment to the Trust Agreement”, respectively and together with the Original Trust Agreement and the First Amendment to the Trust Agreement, the “Bancomext Trust”).

Execution Version

FIVE.      On October 10, 2018, the Borrower, as lessor, and the Original Joint and Several Obligor, as lessee, entered into a lease agreement for the purpose of the Borrower granting a lease of 232 rooms of the Private Unit to the Original Joint and Several Obligor pursuant to the terms and conditions provided therein (as amended from time to time, including without limitation, the amendment and restatement to the lease agreement dated May 11, 2022, hereinafter the “Original Lease Agreement”).

SIX.-      On May 11, 2022, the Borrower, as lessor, and the Additional Joint and Several Obligor, as lessee, entered into a lease agreement in order for the Borrower to lease 183 rooms of the Private Unit to the Additional Joint and Several Obligor under the terms and conditions set forth therein (as amended from time to time, the “Additional Lease Agreement”, and together with the Original Lease Agreement, the “Lease Agreements”).

SEVEN.- On May 11, 2022, the Original Joint and Several entered into a hotel services agreement with Hyatt of Mexico, S.A. de C.V., under the brand name “Hyatt” (“Hyatt Operating Agreement”), with respect to the leased portion of the Hotel under the terms of the amendment and restatement to the Original Lease Agreement described in Recital Five of this Agreement.

EIGHT.   On May 11, 2022, the Additional Joint and Several Obligor entered into a certain hotel management agreement with Ennismore Holdings US Inc. as manager, under the brand name “Mondrian” (“Mondrian Operating Agreement”), with respect to the portion of the Hotel leased under the terms of the Additional Lease Agreement referred to in Recital Six of this Agreement.

NINE.      The Bancomext Trust was appointed owner of the private unit identified as “Condominium A” (“Private Unit”), which integrates the master condominium called “Insurgentes 421”, located at Avenida Insurgentes Sur number 421, Colonia Hipódromo Condesa, Delegación Cuauhtémoc, CP. 06110, Mexico City. The foregoing is recorded in public instrument number 214,066 dated October 10, 2018, granted before Cecilio González Márquez, Notary Public number 151 of Mexico City, recorded in the Registry on October 30, 2019 under real folio number 9251381 (“Reversion and Contribution Instrument”).

REPRESENTATIONS

I.	Each of the Credit Parties, through their respective attorneys-in-fact, represents that:

a)	It is a variable capital corporation validly organized and existing under the laws of Mexico.

Execution Version

b)	Its attorneys-in-fact have the requisite authority to bind it under the terms and conditions set forth in this Agreement, and such authority has not been modified, limited, or revoked in any way as of this date.

c)	The execution, delivery, and performance by it of this Agreement, the Transaction Documents, and the other Financing Documents to which it is a party are contemplated within its purpose and have been duly authorized by all appropriate action and are not in conflict with or inconsistent with, or result in violation of any Applicable Law, term, condition, obligation, or contractual restriction or any final award, judgment, or court order binding or affecting it, except as provided under the Operating Agreements and for which the corresponding authorization and waiver has been obtained.

d)	Except for the authorizations granted in terms of the Operating Agreements, it does not require any authorization or approval from any Governmental Authority (as defined below) or third party for the due execution, delivery, and performance by it of this Agreement, the Transaction Documents, and the other Financing Documents to which it is a party, nor for the legality, validity, or enforceability thereof.

e)	The obligations under this Agreement, the Transaction Documents, and the Financing Documents to which it is a party constitute legal and valid obligations of such Credit Party, enforceable against it in accordance with their respective terms.

f)	As of the Execution Date (as defined below) of this Agreement, except for the loans granted under the Original Loan Agreement, there is no document or instrument that constitutes Debt owed by such Credit Party. With respect to the Original Loan Agreement, it is not in default, nor has it resulted in, by the mere execution or performance of the transactions contemplated by this Agreement, a Cause for Acceleration or early termination.

g)	Each of the Financing Documents to which such Credit Party is a party is in proper legal form so that Bancomext may enforce in Mexico, pursuant to the terms of the Financing Documents, as applicable, any of such Credit Party's obligations under such documents, and no authorization from, or filing with, any Governmental Authority is required to ensure the legality, validity, and enforceability thereof, or filing with any Governmental Authority, except for the registration of the Amendment and Restatement to the Bancomext Trust, the Borrower Non-Possessory Pledge, the Joint and Several Obligors Non-Possessory Pledges, the Borrower Stock Pledge, and the Stock Pledges of the Joint and Several Obligors in the Registry and the Sole Registry of Personal Property Guarantees (Registro Único de Garantías Mobiliarias), as applicable.

h)	Except for the registration of the Amendment and Restatement Agreement to the Bancomext Trust in the Registry and in the Sole Registry of Personal Property Guarantees, and the Borrower Non-Possessory Pledge, the Joint and Several Obligors Non-Possessory Pledges, the Borrower Stock Pledge and the Stock Pledges of the Joint and Several Obligors in the Sole Registry of Personal Property Guarantees, the filing or registration of this Agreement, the Transaction Documents, or the other Financing Documents to which such Credit Party is a party, with any Governmental Authority or third party is not required for such documents to be valid and enforceable in accordance with their terms.

Execution Version

i)	As of the date of this Agreement, it is not in default under any Debt or Agreement to which it is a party or under which it may be bound that would reasonably be expected to materially adversely affect (a) the ability of such Credit Party to timely perform any of its obligations under any Financing Document and the Transaction Document, (b) the legality, validity, or enforceability of any Financing Document and Transaction Document, (c) the rights or remedies of Bancomext under any of the Financing Documents and the Transaction Documents, or (d) the rights established under the Financing Documents and the Transaction Documents.

j)	As of the date of this Agreement, it is in good standing under (i) any Applicable Laws, except for defaults which are not material or which could not be expected, as of the date of this Agreement, to become material by reason of the passage of time; (ii) court judgments and administrative orders, which apply to such Credit Party or the Building (as defined below); and (iii) it has not received any notice from any Governmental Authority in connection with any default by such Credit Party with respect to any of the provisions described in subsections (i) and (ii) above.

k)	At the time of the execution of this Agreement, the Bancomext Trust is the lawful owner of the Private Unit, and such ownership is free of all liens and encumbrances (except as set forth in the Bancomext Trust), and the ownership of the Private Unit by the Bancomext Trust is not or will not be limited or conditioned in any way (except by the terms and conditions of the Financing Documents).

l)	At the time of execution of this Agreement, Bancomext is primary beneficiary and the Borrower is secondary beneficiary over the rights of the Private Unit, under the terms of the Bancomext Trust.

m)	The Building is current in the payment of its respective taxes, duties, and levies. The condominium with respect to the Building has been duly registered and recorded in the Registry, and the Private Unit is free of all liens and encumbrances, except for (i) the applicable limitations in accordance with Applicable Law, and (ii) the Bancomext Trust, which is evidenced by the certificates of existence or non-existence of liens, issued by such Registry on April 25, 2023, which are attached hereto as Appendix I(m).

n)	There is no Lien on the assets of such Credit Party, except as set forth in the Financing Documents.

o)	Except for (i) the Original Lease Agreement and the Additional Lease Agreement and (ii) the Operating Agreements, there is no lease, sublease, use, usufruct, easement, preemptive right, or any other document or right granting a third party the right to use, enjoy, or dispose of the Private Unit, and the Private Unit is completely unoccupied by third parties that are not Affiliates of the Borrower or third parties hired by the Borrower in connection with the Project.

Execution Version

p)	There is no document, contract, agreement, regulations, or other document, including without limitation the condominium by-laws relating to the Building, that would affect, prohibit, or otherwise limit the development of the Project or that would contravene the provisions of the Financing Documents.

q)	The electricity, water, and gas services in the Building are duly individualized and there are no debts owed by the Borrower for such concepts. Likewise, as of the Execution Date of this Agreement, the cadastral individualization of the electricity, water, and gas utility services in the Building for each private unit is complete. In view of the foregoing, there is total certainty regarding the charges attributable to the Private Unit in relation to the foregoing and there is no debt with respect to such attributable levies.

r)	The Building has no structural damage, and there are no risks of collapse, falls, failures, or any other acts that could affect the Project, and that could be caused by the use or occupation of the Building or by an earthquake.

s)	The Privative Unit underwent the remodeling, construction, repair, arrangement, and/or adjustment, and any other works in order to carry out the commissioning of the Hotel, with at least 396 (three hundred ninety-six) rooms, of which 213 (two hundred thirteen) correspond to the Hyatt brand and 183 (one hundred eighty-three) to the Mondrian brand, in accordance with the provisions of the Transaction Documents and the Financing Documents (“Hotel Remodeling”), and agrees to grant the Private Unit as guarantee, under the terms of the provisions of this Agreement, the other Financing Documents, and the Transaction Documents.

t)	Its commercial negotiation is free of Liens, except for (i) the Liens established or granted pursuant to the Financing Documents, and (ii) the Liens in favor of Bancomext previously granted in the Original Loan Agreement, which is evidenced with the inquiries in the Sole Registry of Personal Property Guarantees and the certificates of non-existence of liens, which are attached hereto as Appendix I(t).

u)	It has requested from Bancomext a loan in the amount indicated in Clause Two of this Agreement to be used for the items indicated therein, in accordance with the terms of this Agreement.

v)	It is solvent, has not been declared bankrupt, or insolvent and has not initiated or is not aware that any third party has initiated any proceeding to obtain a declaration of bankruptcy or insolvency with respect to such Credit Party. Additionally, it is not (and the execution of the Financing Documents and the Transaction Documents will not cause it to be) in a state of dissolution under the General Law of Companies (Ley General de Sociedades Mercantiles), technical bankruptcy, nor has it initiated (and the execution of the Financing Documents and the Transaction Documents will not cause any proceeding or action under any law applicable to such Credit Party to initiate against it) any proceeding or action under any law applicable to such Credit Party, relating to bankruptcy, insolvency, reorganization, or assistance to debtors for the purpose of seeking their respective bankruptcy, insolvency, reorganization, restructuring, dissolution, liquidation or any other judicial assistance.

Execution Version

w)	It has filed all Tax returns that it is required to file under applicable tax laws and, to the extent it has been required to pay any Taxes, has made the corresponding payments in accordance with such returns or any settlement request it has received from the appropriate Governmental Authority, except for Taxes that it has contested in good faith by means of appropriate procedures, and for which it maintains, in accordance with the MFRS, the corresponding reserves, or for defaults that are not material or that could not be expected as of the date of this Agreement to become material with the passage of time.

x)	All documents, reports, and other financial information relating to such Credit Party, its respective Affiliates, the Building, the Project, the Loan, the Financing Documents and the Transaction Documents that have been delivered by such Credit Party and its respective Affiliates, or on behalf of such Credit Party and its respective Affiliates by its advisors, to Bancomext or its advisors (i) are true, complete, and correct copies of their respective originals; (ii) were, taken as a whole, as of the date such documents, reports and financial information were prepared, correct in all material respects; and (iii) do not contain any information within the knowledge of such Credit Party and its respective Affiliates that would be misleading or omit any information within the knowledge of such Credit Party and its respective Affiliates the absence of which would have the effect of causing the information provided by such Credit Party and its respective Affiliates (or their advisors) to Bancomext to be incomplete or incorrect in any material respect or otherwise misleading. Notwithstanding the foregoing, in connection with the financial projections prepared by such Credit Party or its respective Affiliates with respect to their revenues derived from the Project, such Credit Party represents only that such projections have been determined based on assumptions that such Credit Party and its respective Affiliates believe were reasonable at the time such projections were made, but does not guarantee that such projections can occur.

y)	As from December 31, 2022 (i) no Material Adverse Change has occurred, and (ii) no material obligation has been incurred, except as provided in the Financing Documents and the Transaction Documents entered into or amended after such date.

z)	The Credit Parties, as of this date, have the subsidiaries described in Appendix I(z).

aa)	Except for the Financing Documents as of the date of this Agreement and the Original Loan Agreement (including any documents, contracts, and agreements ancillary to such financing of the Original Loan Agreement), none of the Credit Parties has entered into any other contract or agreement with Bancomext and has no legal proceedings pending against Bancomext.

Execution Version

bb)	The property and rights that it will use to comply with the payment obligations of this Agreement are of lawful origin, and will be subject to compliance with the provisions regarding the prevention of money laundering and the financing of terrorism with respect to the property and rights received from third parties for the payment of this Agreement. Likewise, it knows the content and scope of the sanctions set forth in Article 112 of the Credit Institutions Law (Ley de Instituciones de Crédito), regarding crimes against credit institutions.

cc)	It has obtained all consents, licenses, permits, registrations, applications, and approvals required to carry out all or part of the Project in accordance with the Financing Documents, the Original Loan Agreement, the Transaction Documents, and Applicable Law, and required to be obtained at the time of this statement, pursuant to the Financing Documents and the Transaction Documents.

dd)	It does not carry out any activities, nor does it have any interest in commercial activities or in any activities or responsibilities other than those contemplated in the Financing Documents and the Transaction Document.

ee)	Insurance has been obtained, under the Financing Documents and the Transaction Documents, which is in full force and effect, or will be at the time required under the Financing Documents and the Transaction Documents, in the manner and to the extent required by the Financing Documents and the Transaction Documents.

ff)	The Borrower will not make available the funds received from Bancomext, if any, under this Agreement to any subsidiary or individual or legal entity subject to Sanctions and will not use, directly or indirectly, funds to finance any activity or business of or with such Persons, (i) in any territory or country that, at the time of using such funds, or its government is, subject to Sanctions, or (ii) would otherwise result in a breach that would give rise to Sanctions.

gg)	To the best of its knowledge (having made the necessary investigations) none of its officers, employees, agents, advisors, or shareholders are Restricted Persons.

hh)	To the best of its knowledge (having made the duly necessary investigations) it has not engaged in any transaction or activity that could reasonably be expected to result in its designation as a Restricted Person.

ii)	To the best of its knowledge (having made the necessary investigations) it is not and has not been in default or is or has been subject to any action or investigation subject to a Sanction.

jj)	It has not incurred any Act of Corruption in the country where it performs its activity or in any country where it develops its purpose, and it is not aware that any third party with which it has a direct relationship, and that has assisted in the process for the execution of the Agreement, incurred or has incurred any Acts of Corruption.

Execution Version

kk)	There is no litigation, administrative proceeding, investigation, or other action of a legal nature involving such Credit Party, the Building, or the Project. No written notice has been received with respect to any litigation, arbitration, or administrative proceeding by or against such Credit Party, and there is no threat of any litigation, arbitration, or administrative proceeding by or against such Credit Party, the Building, or the Project.

ll)	(a) to the best of its knowledge, no polluting and/or hazardous substances have been used, treated, stored, generated, manufactured, installed, recycled, transported, released, disposed of or leaked and/or in any way disposed of in any portion of the Building, its buildings or in the surroundings thereof, in non-compliance with Environmental Law or any other applicable law; (b) it has no knowledge of any past, pending or threatened environmental claims or fines against it under Applicable Law, and it has no knowledge of the existence of any facts, circumstances, conditions, or events with respect to the Building that (i) could be anticipated to form the basis for an environmental claim, or (ii) would cause the Building to be subject to any restrictions on its ownership, possession, or use under Applicable Law relating to environmental matters; (c) all permits, licenses, approvals and requirements under the Environmental Law have been duly obtained, and the use, operation, and condition of the Building do not contravene these, and no civil, criminal, or administrative lawsuit, claim, demand, hearing, investigation or proceeding has been or is intended to be initiated, no Agreements have been entered into, and no liens have been determined on the Building by reason of the existence of pollutants or in connection with the provisions of the Environmental Law with respect thereto; (d) no expropriation proceedings have been initiated and, to the best of its knowledge, there are no plans to initiate such proceedings with respect to the Building; and (e) it has obtained all the licenses, permits, certificates of occupancy and other governmental requirements or authorizations to own the Building.

mm)	It has carried out an environmental and social impact study, therefore it represents that the Building and the Project comply with Environmental Law or any other applicable laws, except for defaults that are not relevant or that could not be expected, as of the date of this Agreement, to become relevant due to the passage of time and adversely affect the development of the Project.

nn)	Its payment obligations under this Agreement are not subordinated to any other payment obligations.

oo)	The Joint and Several Obligors represent that, by reason of the business, corporate, financial, administrative, and legal relationships they have with the Borrower, it is in their interest to enter into this Agreement in order to bind Bancomext to comply with all the payment obligations of the Borrower under this Agreement and the rest of the Financing Documents.

pp)	The Joint and Several Obligor represents that their balance sheet as of March 31, 2023, attached hereto as Appendix I(pp), Item 1, reports total assets of $38,462,137.00 (thirty-eight four hundred sixty-two thousand one hundred thirty-seven 00/100 Pesos), and the properties and assets reported or detailed in such document are the only ones owned by them and are free of Liens (except for the Liens created or granted pursuant to the Financing Documents); and (ii) the Additional Joint and Several Obligor represents that its balance sheet as of March 31, 2023, attached hereto Appendix I(pp), Item 1, reports total assets of $18,009,056.00 (eighteen million nine thousand and fifty-six and 00/100 Pesos), and the properties and assets reported or detailed in such document are the only ones owned by it and are free of Liens (except for the Liens created or granted pursuant to the Financing Documents).

Execution Version

qq)	The Borrower is willing to take this loan requested to Bancomext, and the Credit Parties acknowledge that the above representations are a determining reason for the granting of the Loan by Bancomext, which will be subject to the terms and conditions established in this Agreement.

rr)	As of May 25, 2023, it has an organizational structure comprised of 37 (thirty-seven) employees.

ss)	As of May 25, 2023, the Percentage of Domestic Content of its products or services is 90% (ninety percent).

II.        The Creditor, through its attorneys-in-fact, represents that:

a)	It is a national credit institution legally created and validly existing under the laws of Mexico.

b)	Its attorneys-in-fact have the requisite authority to enter into this Agreement, which has not been modified, revoked, or limited in any way as of this date.

c)	Appears as the creditor of the Original Loan Agreement in order to grant the respective waivers for the Credit Parties to enter into this Agreement and the other Financing Documents.

Based on the above Recitals and Representations, the Parties submit to the following:

CLAUSES

ONE. Definitions

1.01.      Defined Terms. The terms used in this Agreement and listed below will have the following meanings:

“Borrower” has the meaning given to such term in the preamble of this Agreement.

“Act of Corruption” means, any act involving, directly or indirectly, an offer, promise to deliver, or delivery of anything of value, bribe, kickback, rebate, payment, influence peddling, act of bribery, improper payment, corrupt payment, improper payment or any other payment or gift of money or any other thing of value (including meals or entertainment), for the purpose of obtaining or retaining business, obtaining an improper advantage, or influencing any act or decision of a public official.

Execution Version

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Person.

“Mandatory Prepayment” has the meaning given to such term in Clause 2.04(c) of this Agreement.

“Voluntary Prepayment” has the meaning given to such term in Clause 2.04(b) of this Agreement.

“Governmental Authority” means any authority of Mexico, whether federal, state, or municipal; or any court, tribunal, or judicial authority, administrative or regulatory agency, commission, governmental body, decentralized body, any public official, or any division, or political subdivision, department or branch of any of the foregoing.

“Sanctioning Authorities” means (i) the United Nations Security Council; (ii) the United States of America; (iii) the European Union; (iv) the United Kingdom; (v) the Member States of the European Union; and (vi) the governments and official institutions or agencies of any of subsections (i) through (vi) above, including (a) OFAC, (b) the US Department of State, and (c) Her Majesty's Treasury.

“Bancomext” has the meaning given to such term in the preamble of this Agreement.

“Material Adverse Change” means any circumstance, event, or condition concerning the business, operations, assets, or condition (financial or otherwise) of the Borrower, the Joint and Several Obligors or the Private Unit, which materially and adversely affects or may materially affect (a) the ability of the Borrower to timely perform any of its obligations under any of the Financing Documents and the Transaction Documents, (b) the legality, validity, or enforceability of any Financing Document and Transaction Document, (c) the rights or remedies of Bancomext under any of the Financing Documents and the Transaction Documents, or (d) the rights established under the Financing Documents and the Transaction Documents.

“Investments and Disbursements Schedule” means the Investments and Disbursements Schedule attached to this Agreement as Exhibit A.

“Tranche A and Tranche B Repayment Schedule” means the repayment schedule attached hereto as Exhibit B, Item 1.

“Tranche C Repayment Schedule” means the repayment schedule attached hereto as Exhibit B, Item 2.

“Repayment Schedules” means, jointly, Tranche A and Tranche B Repayment Schedule and Tranche C Repayment Schedule.

Execution Version

“Change of Control” means that any Person, other than the current shareholders of the Borrower, directly or indirectly acquires Control of the Borrower. For purposes of the foregoing, attached hereto as Exhibit C to this Agreement is the current capital structure of the Borrower.

“Commitment Letter” means the commitment letter executed on September 29, 2022, substantially in the form attached hereto as Exhibit D, whereby the shareholders of the Borrower agreed to make such capital contributions required to complete the Hotel Remodeling pursuant to the Financing Documents and the Transaction Documents.

“Cause for Acceleration” means any of the events referred to in Clause 5.01 of this Agreement.

“Agreement” has the meaning given to such term in the preamble of this Agreement.

“Additional Lease Agreement” has the meaning given to such term in Recital Six of this Agreement.

“Original Lease” has the meaning given to such term in Recital Five of this Agreement.

“Construction Agreement” means the construction agreement that the Borrower entered into with Edificaciones BVG, S.A. de C.V., on June 6, 2018, as amended from time to time, including the amendment dated May 11, 2022, to carry out the Hotel Remodeling, a copy of which is attached hereto as Exhibit E.

“Original Loan Agreement” means the loan agreement dated October 3, 2018, as amended from time to time, entered into by and between the Borrower, as borrower, the Original Joint and Several Obligor, as joint and several obligor, and the Creditor, as creditor, up to the amount of USD$49,753,000.00 (forty-nine million seven hundred fifty-three thousand and 00/100 Dollars).

“Operating Agreements” means collectively the Mondrian Operating Agreement and the Hyatt Operating Agreement.

“Mondrian Operating Agreement” means, collectively, (i) the hotel management agreement that the Additional Joint and Several Obligor entered into with Mondrian on May 11, 2022 for the Operation of the Mondrian Hotel, and (ii) the side letters with respect to the hotel management agreement that the Additional Joint and Several Obligor entered into with Mondrian on May 11, 2022 and September 22, 2022.

“Hyatt Operating Agreement” means, collectively, (i) the hotel services agreement that the Original Joint and Several Obligor entered into with Hyatt on May 11, 2022 for the Operation of the Hyatt Hotel, and (ii) the side letters with respect to the hotel services agreement that the Original Joint and Several Obligor entered into with Hyatt on May 11, 2022 and September 20, 2022.

Execution Version

“Construction Oversight Agreement” means the construction oversight agreement that Bancomext entered into with the Construction Supervisor, with the appearance of the Borrower, to oversee the Hotel Remodeling, dated October 3, 2018, as amended from time to time.

“Lease Agreements” means collectively the Original Lease Agreement and the Additional Lease Agreement.

“Collection Rights Assignment Agreements” has the meaning given to such term in the Bancomext Trust.

“Sublease Agreements” means each sublease agreement that, once notified in writing by any of the Joint and Several Obligors, is authorized by Bancomext to be entered into by any of the Joint and Several Obligors, as sublessor, with any third party, as sublessee, with respect to the commercial premises of the Private Unit, after the execution of this Agreement.

“Control” means, (i) the ability of a Person or group of Persons, acting jointly, to impose, directly or indirectly, decisions in the general meetings of shareholders, partners, or equivalent bodies of a legal entity, or to appoint the majority of the members of the management body of such legal entity, (ii) the ownership of shares, equity interests or other securities with full voting rights, or rights related thereto, which, in the aggregate, represent more than 50% (fifty percent) of the capital stock of a legal entity, or (iii) the ability of a Person or group of Persons, acting jointly, to direct the management or the main policies of a legal entity, whether through the ownership of equity, by contract, or otherwise.

“Rate Agreement” each rate agreement to fix the Interest Rate applicable to each Borrowing, to be entered into by the Borrower and the Creditor, in form and substance acceptable to the Creditor.

“Amendment and Restatement to the Bancomext Trust” means the amendment and restatement agreement to irrevocable management, security, and source of payment trust agreement number CIB/3109, dated September 29, 2022, executed by the Borrower, the Creditor, the Original Settlors and the Additional Joint and Several Obligor.

“Amendment and Ratification to the Bancomext Trust" means the amendment and ratification agreement to irrevocable management, security, and source of payment trust agreement number CIB/3109, dated May 25, 2023, entered into by and between the Borrower, the Creditor, the Original Settlors and the Additional Joint and Several Obligors, in form and substance acceptable to the Creditor.

“Ratification of the Additional Lease Agreement Rights Assignment” means the ratification agreement with respect to the assignment of collection rights (but not obligations) made by the Borrower in favor of the Bancomext Trust, executed by the Borrower and the Trustee, with the appearance of the Additional Joint and Several Obligor, in form and substance acceptable to Bancomext.

Execution Version

“Ratification of the Original Lease Agreement Rights Assignment” means the ratification agreement with respect to the assignment of collection rights (but not obligations) made by the Borrower in favor of the Bancomext Trust, executed by the Borrower and the Trustee, with the appearance of the Original Joint and Several Obligor, in form and substance acceptable to Bancomext.

“Ratification of Hyatt Operating Agreement Rights Assignment” means the ratification agreement with respect to the assignment of collection rights (but not obligations) made by the Original Joint and Several Obligor in favor of the Bancomext Trust, executed by the Original Joint and Several Obligor and the Trustee, in form and substance acceptable to Bancomext.

“Ratification of the Mondrian Operating Agreement Rights Assignment” means the ratification agreement with respect to the assignment of collection rights (but not obligations) made by the Additional Joint and Several Obligor in favor of the Bancomext Trust, executed by the Additional Joint and Several Obligor and the Trustee, in form and substance acceptable to Bancomext.

"Borrower Stock Pledge Ratification Agreement" means the agreement to ratify the Borrower Stock Pledge to be entered into by and between Elias Sacal Cababie and Bancomext, in form and substance acceptable to Bancomext.

"Additional Joint and Several Obligor Stock Pledge Ratification Agreement" means the agreement to ratify the Additional Joint and Several Obligor Stock Pledge to be entered into by and between Edgar Armando Padilla Pérez and Bancomext, in form and substance acceptable to Bancomext.

"Original Joint and Several Obligor Stock Pledge Ratification Agreement" means the agreement to ratify the Original Joint and Several Obligor Stock Pledge to be entered into by and between Edgar Armando Padilla Pérez and Bancomext, in form and substance acceptable to Bancomext.

"Borrower Non-Possessory Pledge Ratification Agreement" means the agreement to ratify the Borrower Non-Possessory Pledge to be entered into by and between the Borrower and Bancomext in form and substance acceptable to Bancomext.

"Additional Joint and Several Obligor Non-Possessory Pledge Ratification Agreement" means the Additional Joint and Several Obligor Non-Possessory Pledge Ratification Agreement to be entered into by and between the Additional Joint and Several Obligors and Bancomext in form and substance acceptable to Bancomext.

"Original Joint and Several Obligor Non-Possessory Pledge Ratification Agreement " means the ratification agreement of the Original Joint and Several Obligor Non-Possessory Pledge to be entered into by and between the Original Joint and Several Obligor and Bancomext in form and substance acceptable to Bancomext.

“Pledge Ratification Agreements” means jointly the Borrower Stock Pledge Ratification Agreement, the Additional Joint and Several Obligor Stock Pledge Ratification Agreement, the Original Joint and Several Obligor Stock Pledge Ratification Agreement, the Borrower Non-Possessory Pledge Ratification Agreement, the Additional Joint and Several Obligor Non-Possessory Pledge Ratification Agreement, and the Original Joint and Several Obligor Non-Possessory Pledge Ratification Agreement.

Execution Version

“Ratification of the Rights Assignment Agreements” means, collectively, the Ratification of the Additional Lease Agreement Rights Assignment, the Ratification of the Original Lease Agreement Rights Assignment, the Ratification of the Hyatt Operating Agreement Rights Assignment, and the Ratification of the Mondrian Operating Agreement Rights Assignment.

“Break Funding Cost” has the meaning given to such term in Clause 2.14 of this Agreement.

“Loan” means Tranche A, Tranche B, and Tranche C.

"Murano Trust 2000/3001 Current Loans" means collectively the following loan agreements: (i) loan agreement with mortgage guarantee dated October 4, 2019 (as amended from time to time), entered into by and between (a) the Borrower, as borrower; (b) Operadora Hotelera G.I., S.A. de C.V., as joint and several obligor; (c) Banco Sabadell, S.A., Institución de Banca Múltiple, as creditor, administrative and collateral agent; (d) Caixabank, S.A., Banco Nacional de Comercio Exterior, S.N.C., l.B.D., and Nacional Financiera S.N.C., l.B.D., as creditors; and (e) with the appearance of BVG World, S.A. de C.V., Murano PV, S.A. de C.V. and Elías Sacal Cababie; and (ii) (1) the VAT Loan Agreement entered into by and between Bancomext, as creditor, dated October 16, 2019, up to the amount of $606,468,496.00 (six hundred six million four hundred sixty-eight thousand four hundred ninety-six and 00/100 Pesos) (as amended from time to time).

“Additional Debt Service Reserve Account” means the bank account opened by the Borrower with the Creditor or any other account designated by the Creditor, in which an amount equivalent to the Debt Service Reserve Required Amount in respect of the Borrowings will be established and maintained at all times.

“Property Tax Reserve Account” means the bank account held by the Trustee, in which the Property Tax Reserve Amount shall be constituted and maintained, in accordance with the terms of this Agreement and the Bancomext Trust.

“Trust Income Accounts” has the meaning given to such term in the Bancomext Trust.

“Operating Accounts” means each of the operating accounts maintained by (i) the Original Joint and Several Obligor pursuant to the terms of the Hyatt Operating Agreement, or (ii) the Additional Joint and Several Obligor pursuant to the terms of the Mondrian Operating Agreement, which must be previously notified to Bancomext in accordance with Clause 4.01(i) of this Agreement.

“Divestiture” means any circumstance, event, series of circumstances or series of events, the result of which is that (i) the Private Unit, (ii) any other property comprising the assets of the Bancomext Trust, or (iii) the Project, or any part thereof (including any right of access or any permitted change in land use) is expropriated, nationalized, confiscated, forfeited, seized, appropriated, or otherwise compulsorily acquired or transferred or by other similar measure limited in its dominion or ownership by any Governmental Authority or any other Person pursuant to the original power of ownership or otherwise.

Execution Version

“Debt” means, with respect to any Person and at any time, without duplication: (a) all Debt of such Person for money borrowed (including borrowings from the investing public in any securities market), (b) all payment or repayment obligations documented in notes, bonds, debentures, or similar instruments, (c) all payment or repayment obligations arising under capital leases, portfolio discount transactions, and recourse factoring transactions, (d) all net payment obligations of such Person under any derivative financial transaction, including, without limitation, foreign exchange, currency, interest rate, energy, commodities, or other similar swaps or agreements designed to hedge potential risks of such Person arising from fluctuations in the value of currencies, commodities, energy, or interest rates, in each case, whether contingent or matured, (e) any obligations of such Person to redeem or repay any Equity Securities of such Person, (f) all Debt of such Person for the purchase price or deferred consideration for goods and services which remains unpaid 60 (sixty) calendar days after delivery of the related goods or performance of the related services, (g) all payment and repayment obligations relating to letters of credit, bankers' acceptances, and surety bonds, (h) all Debt created by or resulting from any conditional or reservation of title purchase relating to goods acquired by such Person (even if the rights and remedies of the seller or creditor under such contract, in the event of default, are limited to the recovery or sale thereof) (i) all obligations and Debt referred to in subsections (a) through (h) above owed by third parties to the extent secured personally by such Person or secured by any Lien on any property owned by such Person, even if such Person has not assumed or has not become liable for the payment of such Debt, in either case, whether the personal or security interest arises by agreement or by provision of Applicable Law up to the value of such security interest.

“Business Day” means any day of the year, except Saturdays and Sundays, on which credit institutions and/or banks in Mexico City are open to the public for banking transactions, on the understanding that, solely for purposes of determining the Term SOFR, Business Day shall likewise consider a day on which such Term SOFR is published.

“Borrowing” has the meaning given to such term in Clause 2.02 of this Agreement.

“Distributions” means, with respect to the Borrower or the Joint and Several Obligors, as applicable, any dividends, whether in cash or in kind, reductions of principal, interest, or any other payments in cash or in kind, made in favor of the shareholders of the Borrower or the Joint and Several Obligors, as applicable, in respect of their shares in the Borrower or the Joint and Several Obligors, as applicable, or loans made to the Borrower or the Joint and Several Obligors, as applicable.

“Transaction Documents” means, the Lease Agreements, the Construction Agreement, the Operating Agreements, each Sublease Agreement, and the Construction Oversight Agreement.

“Financing Documents” means this Agreement and any amendments and/or additions thereto (including the First Amendment), the Amendment and Restatement to the Bancomext Trust, the Amendment and Ratification to the Bancomext Trust, the Borrower Non-Possessory Pledge, the Original Joint and Several Obligor Non-Possessory Pledge, the Additional Joint and Several Obligor Non-Possessory Pledge, the Borrower Stock Pledge, the Original Joint and Several Obligor Stock Pledge, the Additional Joint and Several Obligor Stock Pledge, the Pledge Ratification Agreements, each Collection Rights Assignment Agreement, the Ratification of the Rights Assignment Agreements, and the Commitment Letter.

Execution Version

“Dollars” or “USD$” means the legal tender in the United States of America.

“Building” means the property located at Avenida Insurgentes Sur 421, Col. Hipódromo, C.P. 06100, Mexico City, Mexico, which is known as “Conjunto Aristos”, in which the Private Unit is located.

“Combined Financial Statements” means, the Internal Financial Statements of the Borrower and the Joint and Several Obligors, reflecting the combined operation of the Hotel (per hotel unit, i.e., for each of the respective hotels, on the Hyatt Hotel and on the Mondrian Hotel).

“Audited Financial Statements” means the financial statements (the statement of financial position, balance sheets, income statements, cash flow statements, and statements of changes in stockholders' equity) of the Borrower and the Joint and Several Obligors, including the text of the auditors' report and explanatory notes. The aforementioned financial statements must be prepared in accordance with MFRS and, if applicable, IFRS.

“Internal Financial Statements” means the financial statements (the statement of financial position, balance sheets, income statements signed by the legal representative and the analytical relationships of the principal accounts) of the Borrower and each of the Joint and Several Obligors, with information as of the closing of the months of December, March, June, and September, respectively. These financial statements must be prepared in accordance with MFRS and, if applicable, IFRS.

“Transition Event” means any of the following events: (a) a public statement or publication by or on behalf of the authorized administrator(s) or provider(s) of the Term SOFR Reference Rate announcing that such administrator or provider, as applicable, has ceased or will cease to provide the Term SOFR Reference Rate, permanently or indefinitely provided that, at the time of such statement or publication, there is no successor administrator or provider that continues to provide the Term SOFR Reference Rate; (b) a manifestation, statement, publication, decree, or any determination by the relevant financial regulatory authorities declaring that the relevant administrator(s) cease to publish the Term SOFR reference rate and/or that the Term SOFR reference rate cease to be used for the purposes for which it is representative as a reference calculation methodology, and provided that the financial authorities do not establish a substitute rate (in accordance with the calculation parameters originally agreed with the Borrower) and/or there is no successor administrator or provider that continues to provide the Term SOFR reference rate; (c) the Term SOFR cannot be applied to the Loan (i) in accordance with the applicable regulations; or (ii) as a result of a final and unappealable judgment; and (d) any other event that the market may determine.

Execution Version

“Execution Date” means September 29, 2022.

“Hotel Remodeling Completion Date” means, the date on which the Hotel Remodeling has been completed, as determined by the Construction Supervisor, allowing for commencement of Hotel Operation, which date shall be on or before the Scheduled Hotel Remodeling Completion Date.

“Hotel Operation Date” means, the date on which the Hotel commences operations, under the terms of the Operating Agreements with the Operators, which shall occur on or before the Scheduled Hotel Operation Date.

“Interest Payment Date” means the last day of each Interest Period, until the entire outstanding balance of the Loan is paid in full.

“Principal Payment Date” means, with respect to each Borrowing, quarterly payments according to the corresponding percentage as established in the respective Repayment Schedules attached to this Agreement as Exhibit B as of the date of the first Borrowing of Tranche A, Tranche B, or Tranche C, as applicable. The foregoing on the understanding that the Borrower shall make (i) with respect to Tranche A and Tranche B, 60 (sixty) principal payments, and (ii) with respect to Tranche C, 58 (fifty-eight) principal payments, quarterly.

“Maturity Date” means the last Principal Payment Date, on the understanding that such date may not be later than the fifteenth anniversary of the first Borrowing of Tranche A, i.e. October 7, 2037.

“Final Appraisal Date” has the meaning given to such term in Clause 4.01(h) of this Agreement.

“Hotel Remodeling Scheduled Completion Date” means December 31st, 2022.

“Scheduled Hotel Operation Date” means January 1, 2023.

“Trustee” has the meaning given to such term in Clause 6.01(a) of this Agreement.

"Murano Trust 2000/3001" means management trust agreement number CIB/3001, dated May 28, 2018, entered into by and between CIBanco, S.A., Institución de Banca Múltiple, as trustee of CIB/3000 Trust, as settlor and beneficiary; BVG World, S.A. de C.V., as settlor and beneficiary, and CIBanco, S.A., Institución de Banca Múltiple, as trustee, with the appearance of Murano AT GV, S.A. de C.V.

“Free Cash Flow” means, with respect to any measurement period, Net Operating Income plus depreciation and amortization.

“Annual Project Surplus Cash Flow” means, the result of subtracting the final cash balance of the previous year minus the final cash balance of the year being measured.

“Guarantees” has the meaning given to such term in Clause 6.01 of this Agreement.

Execution Version

“Lien” means, any lien, mortgage, trust, pledge, security interest (including the Guaranties), and any other limitation of title, including, without limitation, a seller's reservation of title and any easement, right-of-way, or other encumbrance on title to real or personal property.

“Permitted Liens” means any Lien or encumbrance that is created solely (i) by operation of law or (ii) by virtue of the Guarantees under the Financing Documents and the Original Loan Agreement.

“Domestic Content Level” means domestic goods, services, and labor used in the construction, development, or installation of products, and any physical infrastructure linked thereto.

“Hotel” means jointly the Hyatt Hotel and the Mondrian Hotel.

“Hyatt Hotel” means the hotel of at least 213 (two hundred thirteen) rooms to be operated by Hyatt in the portion of the relevant Private Unit under the name “Hyatt Andaz Condesa Mexico City” (or such other name as may be authorized with the prior written consent of Bancomext), pursuant to the terms of the Hyatt Operating Agreement, the Financing Documents, and the other Transaction Documents, excluding any assets and obligations of Hyatt under the Hyatt Operating Agreement.

“Mondrian Hotel” means the hotel of at least 183 (one hundred eighty-three) rooms to be operated by Mondrian in the portion of the corresponding Private Unit, under the name “Mondrian Mexico City Condesa” (or such other name as may be authorized with the prior written consent of Bancomext), pursuant to the terms of the Mondrian Operating Agreement, the Financing Documents, and the other Transaction Documents, excluding any assets and obligations of Mondrian pursuant to the Mondrian Operating Agreement.

“Hyatt” means Hyatt of Mexico, S.A. de C.V.

“IFRS” Means the International Financial Reporting Standards (IFRS) enacted by the International Accounting Standards Board (IASB), together with its pronouncements thereon from time to time, applicable on a consistent basis, which will apply in the event that the Borrower or the Joint and Several Obligors list equity securities in the stock market.

“Taxes” means, as applicable, any and all levies, taxes, duties, rights, benefits, proceeds, or dues or any other similar or analogous concepts, established by Applicable Law. The term “Taxes” includes taxes, duties, levies, withholdings, deductions, dues, amounts corresponding to tax compensations or any other tax liability payable or withheld by the Borrower pursuant to this Agreement, the Financing Documents, the Transaction Documents and pursuant to the laws, regulations, and other legal provisions applicable in Mexico, and any taxes, duties, fees, or registration costs accrued in connection with the Financing Documents and the Transaction Documents.

Execution Version

“Insurance Indemnity” means any amount of money under, arising out of, or relating to an insurance indemnity, insurance premium reimbursement, or any other pecuniary benefit from or on behalf of an insurance institution, or any right of an insurance institution to demand or arrange for any pecuniary benefit from a third party, and any right to subrogation in rights of an insurance institution, in connection with the Private Unit or the Project or any unit or part thereof, including, without limitation, under any insurance agreement, insurance policy, endorsement, or letter of insurance coverage.

“VAT” means Value Added Tax.

“Environmental Law” means all laws, rules, regulations, international treaties subscribed by Mexico, codes, official Mexican standards, ordinances, orders, decrees, judicial precedent, judicial mandates, coordination agreements, notices, or agreements valid and in force, issued, enacted, or entered into by any Governmental Authority, that relate in any way to the protection, conservation, or regulation of the environment, natural resources, ecological balance, protected natural areas, ecosystems, flora and fauna, soil, subsoil, air, atmosphere, water, whether surface or subway, or the contamination of any of such elements, of health and safety, public health and Hazardous Materials, including, without limitation, the generation, use, storage, disposal, treatment, transportation, handling, emission, discharge, Release or potential Release (as defined in the Regulations of the General Law for the Prevention and Comprehensive Management of Waste) of any Hazardous Material, including, without limitation, the General Law of Ecological Balance and Environmental Protection (Ley General del Equilibrio Ecológico y la Protección al Ambiente), the Law of National Waters (Ley de Aguas Nacionales), the General Law for the Prevention and Comprehensive Management of Waste (Ley General para la Prevención y Gestión Integral de los Residuos), as such Environmental Law may be modified, supplemented, replaced, or otherwise amended, in whole or in part, at any time.

“Applicable Law” means, with respect to any circumstance or person, any laws, rules, regulations, administrative provisions, criteria, agreements, codes, and other provisions of a general nature applicable in Mexico to such circumstance or person, and any valid and effective orders, decrees, judgments, injunctions, notices, or agreements issued, enacted, or entered into by any Governmental Authority that apply to such circumstance or person as modified, amended, supplemented, or replaced, whether in whole or in part, including Environmental Law.

“Sanctions List” means any of the lists of Specially Designated Nationals or persons or entities (or equivalents) maintained by Sanctioning Authorities, including, without limitation, (1) OFAC's “List of Specially Designated Nationals and Blocked Persons,” (2) the consolidated list of persons, groups, or entities subject to European Union sanctions administered by the European External Action Service; and (3) the consolidated list of financial sanctions and investment prohibition sanctions maintained by Her Majesy's Treasury, as amended, supplemented, or restated from time to time.

“Applicable Margin” means, with respect to each Borrowing, the surcharge (i.e.; margin) over the Term SOFR that is agreed upon by Bancomext and the Borrower in the Rate Agreement entered into by and between Bancomext and the Borrower with respect to such Borrowing, the value of which may not be less than 3.50 (three point fifty) percentage points.

Execution Version

“Hazardous Materials” means any substance which is or becomes regulated by, classified as hazardous or toxic under, or which may form the basis of liability under, the Environmental Law at any time, including, without limitation, in any form, any hazardous waste, hazardous materials, toxic substances, pollutants, contaminants, hazardous substances, radioactive substances, radioactive waste, biological infectious waste, petroleum or petroleum-derived substances or waste, asbestos, asbestos-containing materials or containers, polychlorinated biphenyls or materials or containers containing polychlorinated biphenyls, or any toxic or hazardous elements or constituents of such substances, and in general any substance or material regulated by Environmental Law that is corrosive, reactive, explosive, toxic, flammable, or infectious biological in nature, or that has been mixed with substances or materials having such characteristics, including any subway or surface tanks containing any of the substances listed above.

“Mexico” means the United Mexican States.

“Debt Service Reserve Required Amount” means, at the time of its calculation, the amount equivalent to the next principal repayment that the Borrower must pay on the outstanding balance of Tranche A, Tranche B, and Tranche C, in accordance with the Repayment Schedules attached hereto as Exhibit B, plus the respective interest.

“Mondrian” means Ennismore Holdings US Inc.

“MRFS” means the Mexican Financial Reporting Standards and consistently applied.

“Additional Joint and Several Obligor” means Operadora Hotelera I421 Premium, S.A. de C.V.

“Original Joint and Several Obligor” means Operadora Hotelera I421, S.A. de C.V.

“Joint and Several Obligors” means jointly the Original Joint and Several Obligor and the Additional Joint and Several Obligor.

“OFAC” means the Office of Foreign Assets Control of the US Department of the Treasury.

“Hyatt Hotel Operation” means the administration, management, and operation of the Hyatt Hotel by Hyatt, or any affiliate of Hyatt previously authorized in writing by Bancomext, pursuant to the Hyatt Operating Agreement, the Financing Documents, and the other Transaction Documents.

“Mondrian Hotel” means, the administration, management, and operation to be carried out by Mondrian, or any affiliate of Mondrian previously authorized in writing by Bancomext, of the Mondrian Hotel, under the terms of the Mondrian Operating Agreement, the Financing Documents, and the other Transaction Documents.

Execution Version

“Hotel Operation” means jointly the Hyatt Hotel Operation and the Mondrian Hotel Operation.

“Operators” jointly means Hyatt and Mondrian.

“Sanctioned Country” means any country or territory that is subject to Sanctions.

“Borrowing Window” means, (i) in order to make any Borrowing of Tranche A and Tranche B, a term of up to 12 (twelve) months following the Execution Date, and (ii) with respect to the Tranche C Borrowing, a term of up to 12 (twelve) months as from May 25, 2023.

“Interest Period” means each 90 (ninety) calendar day-period corresponding to the Term SOFR for each Borrowing based on which interest shall be computed on the outstanding balance of each Borrowing; provided that (i) the first Interest Period shall commence on the day on which the first Borrowing of the Loan is made and shall end (but exclude for interest calculation purposes) on the date which is 90 (ninety) calendar days following the date of the first Borrowing of the Loan (on the understanding that, with respect to the Tranche C Interest Period, it will begin as from the date of the First Borrowing of Tranche C and it will be irregular, unless such first Borrowing of Tranche C is made on an Interest Payment Date); and (ii) each subsequent Interest Period shall commence on the last day of the immediately preceding Interest Period and shall end (but exclude) on the date which is 90 (ninety) calendar days following the date of the commencement of the respective Interest Period. Any Interest Period that is in effect on the Maturity Date shall terminate precisely on such date. If any interest maturity date occurs on a day that is not a Business Day, the Borrower agrees to make the corresponding payment on the immediately following Business Day, with the respective recalculation of interest, except in the case of the final maturity of each Borrowing, in which case the payment shall be made on the immediately preceding Business Day.

“Indemnified Person” has the meaning given to such term in Clause 8.11 of this Agreement.

“Restricted Person” means, any person who (i) is listed on, or owned (whether in whole or in part) or under the Control of, or acting on behalf of a person listed on, a Sanction List, (ii) is the government of, or any agency or department of the government of, any Sanctioned Country or (iii) is located within, or under the laws of, any Sanctioned Country.

“Person” means, any individual, corporation, company, association, partnership, limited liability company, joint venture, trust, Governmental entity or Authority or other entity of any kind with legal capacity.

“Pesos” or “MXN$” means the legal tender of the United Mexican States.

“Tranche A” has the meaning given to such term in Clause 2.01(a) of this Agreement.

“Tranche B” has the meaning given to such term in Clause 2.01(b) of this Agreement.

“Tranche C” has the meaning given to such term in Clause 2.01(c) of this Agreement.

Execution Version

“Borrower Stock Pledge” has the meaning given to such term in Clause 6.01(d) of this Agreement.

“Additional Joint and Several Obligor Stock Pledge” has the meaning given to such term in Clause 6.01(f) of this Agreement.

“Original Joint and Several Obligor Stock Pledge” has the meaning given to such term in Clause 6.01(g) of this Agreement.

“Joint and Several Obligors Stock Pledges” means jointly the Original Joint and Several Obligor Stock Pledge and the Additional Joint and Several Obligor Stock Pledge.

“Borrower Non-Possessory Pledge” has the meaning given to such term in Clause 6.01(b) of this Agreement.

“Additional Joint and Several Obligor Non-Possessory Pledge” has the meaning given to such term in Clause 6.01(h) of this Agreement.

“Original Joint and Several Obligor Non-Possessory Pledge” has the meaning given to such term in Clause 6.01(c) of this Agreement.

“Joint and Several Obligors Non-Possessory Pledges” means the Original Joint and Several Obligor Non-Possessory Pledge and the Additional Joint and Several Obligor Non-Possessory Pledge.

“Project” means, collectively, the Hotel Remodeling and the Hotel Operation, pursuant to the terms of the Transaction Documents and the Financing Documents.

"Grand Island Phase I Project" means the project consisting of the construction of a hotel with 1016 (one thousand sixteen) rooms, located in private units 1, 4 and 5 of lot 56-A-1 and 56-A-2, at Blvd. Kukulcan, km 16.5, Hotel Zone Cancun, C.P. 77500, Municipality of Benito Juarez, Quintana Roo, Mexico.

"First Amendment" means the first amendment and restatement to the Loan Agreement, dated May 25, 2023, whereby, among other agreements, Bancomext made Tranche C available to the Borrower and, accordingly, increased the total principal amount available under the Loan Agreement to USD$100,000,000.00 (one hundred million and 00/100 Dollars).

“Trust Contribution Ratification and Extension of Guarantees” has the meaning given to such term in Clause 3.01(A)(I)(2) of this Agreement.

“Leverage Ratio” means the amount derived by dividing the value of the Private Unit as indicated in the last appraisal thereof prepared pursuant to this Agreement by the outstanding balance of the Loan considering Tranche A, Tranche B, and Tranche C, at the time of such calculation.

Execution Version

“Debt Service Coverage Ratio” means the result of dividing Net Operating Income for the last twelve (12) months, minus depreciation and amortization, by principal plus interest paid during such period.

“Borrowing Receipt” means the receipt issued by the Borrower, applicable to each Borrowing, confirming the receipt of the funds relating to the respective Borrowing, which must be prepared in form and substance acceptable to the Creditor.

“Registry” means the Public Registry of Property and Commerce of Mexico City.

“Hotel Remodeling” has the meaning given to such term in Representation I. (s) of this Agreement.

“Indemnified Liabilities” has the meaning given to such term in Clause 8.11(a) of this Agreement.

“Sanctions” means, any Act of Corruption, money laundering, economic or financial sanction, restriction, trade embargo or measure of a similar nature adopted, imposed, or enforced by any Governmental Authority or any other Mexican or foreign authorities.

“Borrowing Request” means each request issued by the Borrower to Bancomext, applicable to each Borrowing, to be prepared and delivered in form and substance acceptable to the Creditor.

“Construction Supervisor” means Avalúos, Evaluaciones y Proyectos, S.A. de C.V. or such other as may be designated by Bancomext from time to time, whose purpose is, among others, to verify the value of the investments in the Project and the application of the Borrower's own funds and those of the Loan to the Project in accordance with the Investments and Disbursements Schedule attached hereto as Exhibit A.

“Signature Card” means the document containing the signatures of the attorneys-in-fact of the Borrower with authority to execute negotiable instruments on behalf of the Borrower, applicable to the First Borrowing, to be prepared and delivered in form and substance acceptable to the Creditor.

“Default Interest Rate” has the meaning given to such term in Clause 2.06(a) of this Agreement.

“Interest Rate” has the meaning given to such term in Clause 2.05(a) of this Agreement.

“Term SOFR” means the Term Secured Overnight Financing Rate which is the rate published by the Chicago Mercantile Exchange Group for a 3-month period on its website (https://www.cmegroup.com/market-data/cme-group-benchmark-administration/term-sofr.html), or any other website or system that replaces it, or published by any other price provider that appears one business day prior to the Borrowing Date and in the case of the review and adjustment thereof, the rate that appears two business days prior to the date of such review and adjustment will apply, such rates will be rounded to the nearest ten thousandth of a percentage point, for these purposes five hundred thousandths of a percentage point will be considered closer to the nearest ten thousandth of a percentage point. If the corresponding Term SOFR is less than 0 (zero), it will be deemed that the Term SOFR is 0 (zero), on the understanding that in no case may interest be generated in favor of the Borrower.

Execution Version

Interest will be calculated by the number of calendar days elapsed on the basis of a 360 (three hundred and sixty) day year.

The Term SOFR will be reviewable and, accordingly, adjusted quarterly, and interest will be payable quarterly.

If for any circumstance the Term SOFR rate disappears, or a Transition Event occurs, the Parties agree that this will be sufficient reason for the Creditor to give notice to the Borrower, under the terms agreed herein, so that within a term of 10 (ten) business days as of such notice, both Parties will take the necessary actions to agree on the necessary modifications in order to determine a new Term SOFR reference rate, which may or may not include an adjustment in the value of the percentage points or interest surcharge applicable due to the measurement and/or calculation parameters of the new reference rate proposed as a substitute for the Term SOFR reference rate, based on the market rules and the recommendations of the central bank, regulator, supervisory authority, or a group composed of these, any working group, or committee sponsored or directed by any of the foregoing.

The Creditor will not be liable in the event of a Transition Event with respect to the Term SOFR which, at any time, may apply and, in particular, for the consequences of the replacement of the Term SOFR.

“Private Unit” has the meaning given to such term in Recital Nine of this Agreement.

“Net Operating Income” for a given period means the total revenues generated by the operation of the Hotel, minus the Hotel's operating and administrative expenses, and depreciation for such period.

“Authorized Appraiser” means any appraiser affiliated with CBRE México, S.A. de C.V., HVS Global Hospitality Services, a financial institution, or any other appraiser authorized by Bancomext to determine the value of the Private Unit under the terms of this Agreement.

“Equity Securities” means any and all shares or interests in the capital stock of a company, and any equivalent interests or equity (however denominated) of any Person (other than a company), whether domestic or foreign, including, in all cases, any options, warrants, or rights to acquire these.

“Sale” means, with respect to an asset, (i) the purchase and sale of such asset, (ii) any other transfer of ownership of such asset, (iii) the irrevocable or permanent grant of possession or usufruct of such asset, (iv) the leasing of such asset, (v) the granting of the right of use or right to enjoy, use, or exploit such property, or, in the case of real estate, to occupy it, with a duration of more than 10 (ten) years in the case of personal property and more than 20 (twenty) years in the case of real property, (vi) the granting of a commercial agency that allows the enjoyment, use, or exploitation of such property, or, in the case of real property, to occupy it, with a duration of more than ten (10) years in the case of personal property and more than twenty (20) years in the case of real property, (vii) the loan, repurchase, lease, or rental of a security or other instrument that incorporates any of the rights referred to in the preceding paragraphs of this definition, and (viii) the offer, promise agreement, or preparatory agreement of one or more of the foregoing; including, without limitation, sales in installments with or without reservation of ownership or material or legal possession, sales subject to conditions precedent and sales with reservation of material or legal possession; provided however; that the transactions contemplated and permitted in the Lease Agreements will not qualify as Sales for purposes of this Agreement.

Execution Version

1.02. Interpretation. In this Agreement and its Exhibits, unless otherwise required by context:

(a) The headings of the Clauses and Exhibits are for reference only, and will not be considered for the interpretation of this Agreement, its Clauses, and its Exhibits specifically.

(b) References to any document, instrument, or contract shall include (i) all exhibits or other documents attached to such document, instrument, or contract, (ii) all documents, instruments or contracts issued or entered into in substitution of such document, instrument or contract, and (iii) any amendments, modifications, or supplements to such document, instrument or contract, as applicable.

(c) The words “includes” or “including” shall be understood as “including, without limitation”.

(d) References to any Person shall include the successors, assigns, and beneficiaries of such Person (and in the case of any Governmental Authority, any person assuming the functions or authority of such Governmental Authority).

(e) The words “of this Agreement”, “in this Agreement” and “pursuant to this Agreement” and words or phrases of a similar nature refer to this Agreement in general and not to any particular provision of this Agreement.

(f) References to “days” shall mean calendar days and all time periods set forth in this Agreement shall be deemed to be calendar days unless specifically stated to be “Business Days”.

(g) The singular form includes the plural form and the plural form includes the singular form, and references to any gender include all genders.

(h) References to a Representation, Clause, section, subsection, paragraph, or Exhibit are references to the relevant Representation, Clause, section, subsection, paragraph, or Exhibit of this Agreement, unless otherwise indicated.

Execution Version

(i) Any reference to any Applicable Law, including any amendments thereto, and any Applicable Law issued in substitution thereof.

(j) The word “material”, “significant”, “relevant” and words or phrases of a similar nature shall mean (i) that is material or significant to or in the interest of Bancomext under the Financing Documents and the Transaction Documents; (ii) is or may be interpreted by reference to the context, event, circumstance, characteristic, quality, or performance to which the term material or significant refers or applies under this Agreement; (iii) that is, or may be deemed to be essential or of importance to any party that may be affected by a circumstance qualified as “material” or “significant” under this Agreement, as determined by an impartial third party acting fairly and reasonably having considered all relevant circumstances, including reputational risks, which have been or may reasonably be assumed to have been present at the time the determination qualified as “material” or “significant” was made; and (iv) when used to determine whether any provision, term, or effect is “material”, “significant” or “relevant”, any potential reputational risk or impact on Bancomext's reputation should be considered.

TWO.- Loan Amount; Terms of the Borrowing; Payment of the Loan.

2.01. Loan Origination.

Subject to the terms and conditions set forth in this Agreement, the Creditor agrees to make available to the Borrower, during the Borrowing Window, an amount of up to USD$100,000,000.00 (one hundred million and 00/100 Dollars), distributed as follows:

(a) Tranche A Loan. Subject to the provisions of this Agreement, Bancomext agrees, during the Borrowing Window, to make available to the Borrower, who accepts it and agrees to pay it under the terms of this Agreement, a loan in the form of a simple Loan up to the amount of USD$49,500,000.00 (forty-nine million five hundred thousand and 00/100 Dollars) (“Tranche A”); on the understanding that Tranche A may be borrowed in at least two Borrowings pursuant to the provisions of this Agreement.

(b) Tranche B Loan. Subject to the provisions of this Agreement, Bancomext agrees, during the Borrowing Window, to make available to the Borrower, who accepts it and agrees to pay it under the terms of this Agreement, a loan in the form of a simple Loan up to the amount of USD$25,500,000.00 (twenty-five million five hundred thousand and 00/100 Dollars) (“Tranche B”).

(c) Tranche C Loan. Subject to the provisions of this Agreement, Bancomext agrees, during the Borrowing Window, to make available to the Borrower, who accepts it and agrees to pay it under the terms of this Agreement, a loan in the form of a simple Loan up to the amount of USD$25,500,000.00 (twenty-five million five hundred thousand and 00/100 Dollars) (“Tranche C”).

(d) In the event that the disbursement of Tranche A, Tranche B, or Tranche C does not occur within the respective Borrowing Window, all of Bancomext's commitments to make the Loan available to the Borrower will be automatically cancelled.

Execution Version

(e) Pursuant to Article 292 of the General Law of Negotiable Instruments and Credit Transactions, the Loan does not include any amounts for interest, commissions, expenses, or any other amounts (other than the unpaid principal balance) payable by the Borrower to Bancomext under this Agreement, and under the other Financing Documents.

(f) The Loan will be available only under the terms set forth in this Agreement.

(g) The Loans are granted under the modality of simple loan, therefore, the amounts borrowed and paid by the Borrower, or on behalf of the Borrower, in accordance with the provisions of this Agreement, may not be borrowed again.

2.02. Loan Borrowing.

(a) The Borrower may borrow the Loan in several Borrowings (each, a “Borrowing”), during the corresponding Borrowing Window and under the terms of this Clause 2.02, for which purpose Bancomext shall make available to the Borrower the amount of the requested Borrowing and will credit the amount to the corresponding account pursuant to Clause 2.03 below, subject to the satisfaction of the conditions precedent set forth in Clause Three of this Agreement, provided that the Borrower delivers to Bancomext a Borrowing Request, no later than at 12:00 pm (twelve hours) (Mexico Central Time) at least 3 (three) Business Days in advance of the date on which it intends to make a Borrowing of the Loan.

(b) Borrowing of Tranche A. With respect to Tranche A, the Borrower may dispose of Tranche A in at least two Borrowings in accordance with the amounts notified in writing by the Creditor to the Borrower, by direct payment to the Creditor’s bank account of the Original Loan Agreement with the following details:

Bank: BBVA Bancomer, S.A.,

using the CIE Form (Concentración Inmediata Empresarial)

Agreement No.: 69945

Account: 0442703246

Branch: 117

CLABE: 012180004427032468

REFERENCE: (indicate reference number).

Such Tranche A Borrowings shall be made upon satisfaction of any and all conditions referred to in Clause 3.01(A) of this Agreement.

(c) Borrowing of Tranche B. With respect to Tranche B, the Borrower may make the Borrowings up to the amounts and within the periods indicated in the Investments and Disbursements Schedule attached hereto as Exhibit A, and subject to compliance with any and all conditions referred to in subsection B. of Clause 3.01. of this Agreement, through the mechanism of disbursement and reimbursement of investments in accordance with such Investments and Disbursements Schedule; on the understanding that, in the case of reimbursements of investments, those investments made as of July 4, 2021 shall be recognized. The Investments and Disbursements Schedule may be amended in writing signed by the Parties from time to time, provided that such amendments shall not increase the amount of Tranche B pursuant to Clause 2.01(b) above and that Bancomext will have no obligation to agree to any proposed amendment to such Investments and Disbursements Schedule in the event that such amendment is not duly justified or in the event of any default under the Financing Documents.

Execution Version

(c) Borrowing of Tranche C. With respect to Tranche C, the Borrower may borrow Tranche C in one or several Borrowings (as agreed by the Borrower and Bancomext) during the corresponding Borrowing Window and under the terms of this Clause 2.02, therefore Bancomext shall make available to the Borrower the amount of the requested Borrowing and shall credit the amount in the corresponding account in accordance with Clause 2.03 below, subject to the conditions precedent set forth in Clause Three, subsection C, of this Agreement having been fully satisfied, through the borrowing mechanism, provided that the Borrower delivers to Bancomext a Borrowing Request, by 12:00 pm (twelve hours) (Mexico Central Time) at least 3 (three) Business Days in advance of the date on which it intends to make a Borrowing of the Loan.

(d) Disbursement of Borrowings. The disbursement of the Loan Borrowings will be subject to the satisfaction of the conditions for each Borrowing provided in this Agreement. Once such conditions are satisfied, Bancomext shall transfer the corresponding amount of each Borrowing to the corresponding account pursuant to Clause 2.03 below, in Dollars, by means of wire transfer of immediately available funds and it will be deemed that the Borrower has then received the Borrowing for all applicable purposes.

2.03. Borrowing Process.

(a) Subject to satisfaction of the conditions set forth in this Agreement, for a Borrowing of Tranche A, Bancomext will make available the amount of Tranche A requested and will credit such amount to the account in Dollars established in the respective Borrowing Request, which will be the bank account of the Creditor of the Original Loan Agreement set forth in Clause 2.02 (b) above, no later than at 12:00 p.m. (twelve o'clock p.m.), Mexico Central Time, on the date established for such purpose in the corresponding Borrowing Request.

(b) Subject to satisfaction of the conditions set forth in this Agreement, for a Borrowing of Tranche B, Bancomext will make available to the Borrower the amount of the Borrowing of Tranche B requested in the corresponding Borrowing Request (which must be consistent with the Investments and Disbursements Schedule) and will credit such amount in the account in Dollars in the name of the Borrower indicated in the corresponding Borrowing Request, no later than at 6:00 p.m., Central Time, on the date set forth in the corresponding Borrowing Request.

(c) Subject to satisfaction of the conditions set forth in this Agreement, for a Borrowing of Tranche C, Bancomext will make available to the Borrower the amount of the Borrowing of Tranche C requested in the corresponding Borrowing Request and will credit such amount in the account in Dollars in the name of the Borrower indicated in the corresponding Borrowing Request, no later than at 6:00 p.m., Central Time, on the date set forth in the corresponding Borrowing Request.

Execution Version

2.04. Repayment; Voluntary Prepayment; Mandatory Prepayment.

(a) Repayment of the Loan. Notwithstanding the provisions of other clauses of this Agreement, the Borrower shall pay Bancomext each of the Borrowings of the Loan through the corresponding quarterly repayments on the dates and in the amounts established in the respective Repayment Schedules attached to this Agreement as Exhibit B, on the understanding that the totality of the Loan shall be paid (i) with respect to Tranche A and Tranche B through 60 (sixty) quarterly repayments, and (ii) with respect to Tranche C through 58 (fifty-eight) quarterly repayments.

(b) Voluntary Prepayment. The Creditor reserves the right to accept voluntary prepayments from the Borrower (“Voluntary Prepayment”) and, in case of accepting such voluntary payments from the Borrower, the Creditor also reserves the right to indicate the terms and conditions under which they would be accepted and applied (including the interest, expenses, taxes, or Break Funding Cost, for the latter, in case the voluntary Prepayment is made on a date different from the Interest Payment Date); provided that any Voluntary Prepayment accepted by the Creditor shall not generate the payment of any commission.

(c) Mandatory Prepayment. Notwithstanding the provisions of this Clause Two, the Borrower shall prepay the outstanding principal amount of the Loan pursuant to the following cases, amounts, and terms (“Mandatory Prepayment”), together with any interest, expenses, Break Funding Costs and any Taxes incurred in connection with such prepayments, as defined in this subsection (without the payment of any fees).

1.              The Borrower shall pay a Mandatory Prepayment to Bancomext on the Principal Payment Date immediately following the date on which the Borrower actually receives any amount due to:

i.	Any Insurance Indemnity in connection with insurance to be maintained by the Borrower or the Joint and Several Obligors pursuant to the provisions of this Agreement and the other Financing Documents, only for the amount by which the Insurance Indemnity exceeds the repair of the corresponding loss.

ii.	Any indemnification (or other substantially equivalent benefit or amount) payable to the Borrower arising from any Divestiture; provided that the amount of Mandatory Prepayment shall be only up to the lesser of (a) the amount of the indemnification for Divestiture actually received by the Borrower and (b) the outstanding balance of the Loan as of the date on which the Borrower actually receives such indemnification for Divestiture.

iii.	Any claim, indemnification, liquidated damages (or other substantially equivalent benefit or amount) payable to the Borrower resulting from any early termination, penalties, interest, fines, or for any other reason not scheduled under the Investments and Disbursements Schedule pursuant to any of the Transaction Documents, except in the event that the funds derived from such early termination, liquidated damages, interest or fines replace income foregone by the Borrower (which shall be validated by an advisor to the satisfaction of the Creditor); on the understanding that the amount of the Mandatory Prepayment shall only be up to the lesser of (a) the amount of such funds actually received by the Borrower, and (b) the unpaid balance of the Loan on the date on which the Borrower actually receives such funds.

Execution Version

2.              The Borrower shall pay a Mandatory Prepayment to Bancomext on the Principal Payment Date immediately following the date on which (i) the cost of the Hotel Remodeling has been adjusted downward, which amount of the Mandatory Prepayment will be the amount of the downward adjustment of such cost; or (ii) amounts of the Loan have been borrowed in excess of what is required for the Hotel Remodeling, as indicated by the Construction Supervisor in the respective report or opinion, and the amount of such Mandatory Prepayment will be the amount of such excess.

3.              As of May 25, 2023 and until the date that is the first anniversary of the commencement of operations of the Project, in the event that the Debt Service Coverage Ratio is less than 1.2 to 1.0, the Borrower agrees to pay a Mandatory Prepayment equivalent to 100% (one hundred percent) of the Project Annual Excess Cash Flow, which determination must occur by January 15 of each calendar year. The foregoing on the understanding that, at all times, a cash balance of at least USD$500,000.00 (five hundred thousand and 00/100 Dollars) must be maintained, and therefore the Mandatory Prepayment referred to in this paragraph shall not cause the cash balance to be reduced to less than USD$500,000.00 (five hundred thousand and 00/100 Dollars).

4.              As from the first anniversary of the operations commencement date of the Project, if the Debt Service Coverage Ratio is less than 1.2 to 1.0 during at least one quarter, the Borrower agrees to pay a Mandatory Prepayment equivalent to 100% (one hundred percent) of the Annual Project Surplus Cash Flow, which must be paid within 15 (fifteen) calendar days following the date of determination of the Annual Project Surplus Cash Flow.

5.              In the event that at any time during the term of this Agreement as from 120 (one hundred and twenty) calendar days following the last Borrowing of the Loan, the Leverage Ratio (considering Tranche A, Tranche B, and Tranche C) is less than 2.0 to 1.0, the Borrower agrees to pay a Mandatory Prepayment, for an amount that is sufficient for the Leverage Ratio to be at least 2.0 to 1.0, which must be paid within the first 5 (five) Business Days following the date of determination of the Leverage Ratio where the measurement has been less than 2.0 to 1.0, on the understanding that the measurement of the Leverage Ratio will be made based on the appraisal delivered in terms of Clause 4.01(h), and its subsequent renewals, on the understanding that, if as a result of the corresponding appraisal value the Leverage Ratio of this subsection is not met, then at the election of the Creditor (i) the amount of Tranche C will be adjusted in order to comply with the Leverage Ratio or (ii) the Borrower shall contribute additional real properties to the Bancomext Trust and/or grant additional guarantees with a value that is sufficient to comply with the corresponding Leverage Ratio..

Execution Version

2.05. Ordinary Interest. The Borrower unconditionally agrees to pay interest on the unpaid principal balance of each Borrowing, on each corresponding Interest Payment Date, from the date of the first Borrowing of the Loan until the Maturity Date; as provided below.

(a) Interest Rate. For all Borrowings of the Loan, the corresponding interest rate will be the one agreed between Bancomext and the Borrower prior to each Borrowing at least two (2) Business Days in advance of such Borrowing as provided in the respective Rate Agreement entered into by Bancomext and the Borrower in connection with such Borrowing (“Interest Rate”), which will be equal to the applicable Term SOFR, as provided in such Rate Agreement, plus the Applicable Margin, as provided in such Rate Agreement. In the event that Bancomext and the Borrower do not agree on the Interest Rate applicable to any Borrowing, Bancomext will have the right to deny the granting of the Borrowing in question without liability for Bancomext.

2.06. Default Interest. (a) The overdue and unpaid principal amount of each Borrowing shall accrue default interest from the day following its due date until paid in full, at an interest rate per annum equal to the Interest Rate, times 2 (two) (“Default Interest Rate”).

(b) To calculate the interest referred to in the preceding paragraph, the Default Interest Rate shall be divided by 360 (three hundred sixty) and the quotient will be applied to the unpaid and overdue balances, thus resulting in the interest for each day.

2.07. Calculation of Interest. The ordinary interest accruing under this Agreement will be calculated for the days actually elapsed on the basis of a year of 360 (three hundred and sixty) days, including the first, but excluding the last of such days.

2.08. Payments. All amounts that the Borrower must pay for principal repayments of the Loan, ordinary or default interest, commissions, expenses, costs, or any other amount payable to Bancomext in accordance with this Agreement and other Financing Documents, shall be paid to Bancomext precisely in the currency in which each of the Loan Borrowings were disbursed, without any deduction, retention, or compensation, in immediately available funds, no later than at 1:00 p.m. (Mexico City time) on the date on which they are to be made by wire transfer to account number 10932856 with reference number 1013040083893 that the Creditor has with Citibank, N.A., with address at 399 Park Avenue, 3rd Floor, 10043, N.Y., N.Y., U.S.A., with payment to be evidenced on the agreed date, to the satisfaction of the Creditor, or any other account that Bancomext may indicate in writing to the Borrower. Additionally, the Borrower irrevocably authorizes Bancomext so that in the event that any amount due under this Agreement is not paid in full in a timely manner, Bancomext may charge the respective amount to the Debt Service Reserve Account, and/or the Additional Dent Service Reserve Account (with respect to the Additional Debt Service Reserve Account only in the case of extraordinary events in the opinion of Bancomext) without the need for any requirement, notice or demand. The foregoing on the understanding that any payment made by the Borrower after 13:00 hours (Mexico City time) will be deemed to have been made the following day and, therefore, shall accrue interest in accordance with the provisions of this Agreement.

Additionally, all amounts to be paid by the Borrower under the Loan shall be applied to the payment of the following obligations, in the order mentioned below and always in reverse order of maturity, regardless of whether the Borrower indicates otherwise at the time of such prepayment (a) expenses, costs, Break Funding costs, indemnities, taxes and commissions, (b) interest, and (c) lastly, the principal amount of the Loan.

Execution Version

2.09. Payments and Interest Periods Due on Non-Business Days. If any payment due under this Agreement and the other Financing Documents is to be made on any day that is not a Business Day, such payment shall be made on the following Business Day, except for the Maturity Date, in which case it shall be made on the immediately preceding Business Day.

2.10. Taxes.

(a) Tax-Free Payments. All payments to be made by the Borrower to Bancomext under this Agreement and the other Financing Documents shall be made free and clear of any deduction or withholding of Taxes, duties, assessments or similar charges. In the event that deductions or withholdings must be made, the Borrower shall pay such additional amounts as may be necessary in order for Bancomext to receive the net amounts that it would have received if such deductions or withholdings had not been made.

The Borrower shall pay the corresponding Taxes and will deliver to Bancomext copies of the respective certificates.

Notwithstanding the provisions of this subsection (a), the Borrower will not be required to pay any additional Taxes in excess of the Taxes paid under the Loan to Bancomext, as a result of the assignment of the Loan by Bancomext to foreign financial institutions or any other entity.

(b) Value Added Tax. The Borrower shall pay to Bancomext the VAT payable on interest, commissions, and any other applicable amounts payable under the Loan that may be generated.

(c) Release of Liability and Indemnification. The Borrower shall release and indemnify Bancomext from any liability that Bancomext may have or may incur as a result of the Taxes set forth in the preceding paragraphs, and agrees to reimburse Bancomext, on demand, any amount that Bancomext may have had to pay as a result of such Taxes caused by reason of the transactions contemplated in this Agreement and the other Financing Documents.

The obligations of the Borrower derived from this Clause shall subsist during the entire period of statute of limitations of the Taxes, regardless of whether the Loan is fully paid prior to the end of such period.

2.11. Fees.

(a) Origination and Extension Fee. The Borrower shall pay Bancomext (i) with respect to Tranche A and Tranche B an origination fee of 0.5% (zero point five percent) of the amount of Tranche A and Tranche B payable on the Execution Date; (ii) and with respect to Tranche C, an extension fee in an amount equivalent to 1.0% (one percent) of the Tranche C amount payable on May 25, 2023.

Execution Version

(b) Fee for Banking Services. The Borrower shall pay Bancomext any fees generated by additional banking services that may be requested by the Borrower, which will be paid at the time of origination, according to the terms agreed upon in writing between Bancomext and the Borrower.

The corresponding VAT must be added to the aforementioned fees.

2.12. Use of Proceeds. The Loan will be used in its entirety only as follows: (i) Tranche A shall be allocated by the Borrower to the full prepayment of the loan granted by Bancomext as Creditor of the Original Loan Agreement; and (ii) Tranche B will be used by the Borrower to (a) finance capital expenditures to be incurred by the Borrower to carry out the conversion and remodeling of the Hotel, as set forth in the Financing Documents and the Transaction Documents, and (b) reimburse expenses and investments made by the partners or shareholders as of July 4, 2021; and (iii) Tranche C will be used by the Borrower to finance corporate investments by the business group to which the Borrower belongs, called Murano Group, limited to the following: (a) working capital of the Hotel during its first year of operation, and (b) corporate investments by Grupo Murano for the Grand Island Phase I Project, including construction costs thereof, and financial expenses related to the construction of such project.

2.13. Restriction and Denunciation. Bancomext, during the corresponding Borrowing Window, expressly reserves the right to restrict, in whole or in part, the amount of the Loan or the term for its exercise or both at the same time. Notwithstanding the foregoing, Bancomext shall at all times have the right to denounce this Agreement by means of a simple notice delivered to the Borrower in writing, in accordance with Article 294 (Two Hundred Ninety-Four) of the General Law of Negotiable Instruments and Credit Transactions.

2.14. Break Funding Cost. In the event that the Borrower makes a principal payment with respect to any Borrowing on a date that is not a Principal Payment Date, or in the event that the Borrower does not have the amounts of the Loan requested in a Borrowing Request because the conditions for the disbursement thereof are not met as set forth in this Agreement, the Borrower shall reimburse Bancomext, within 15 days following Bancomext's written request, for any costs incurred by Bancomext, including loss in the margin until the end of the Interest Period in effect at such time (“Break Funding Cost”), which will be paid only if the Term SOFR published at the time of the payment in question or on the date on which the Borrowing does not occur is lower than the Term SOFR applicable to the Borrowing that is paid or that the Borrower has not borrowed, in which case the margin loss will be calculated as the difference between such rates multiplied by the amount of the Borrowing paid or not drawn by the Borrower, divided by 360 (three hundred sixty) and multiplied by the number of days remaining between the payment date or the date on which the Borrowing was not made and the next Principal Payment Date. The Break Funding cost will be determined by Bancomext and notified in writing to the Borrower.

Execution Version

THREE. Conditions for Borrowing.

3.01. Conditions to make each Borrowing. The obligation of Bancomext to make the Loan available to the Borrower, and to grant each Borrowing, will be subject to the prior satisfaction or waiver in writing, as applicable, of the following conditions to the satisfaction of Bancomext on or before 10:00 (ten) a.m. on the date of the corresponding Borrowing:

A. Conditions for borrowings of Tranche A:

I.       Conditions for the first borrowing of Tranche A:

1.	Bancomext must have received an original copy of this Agreement, duly signed by all the corresponding parties, and a certification issued by the corresponding notary public, which certifies that the ratification of signatures of this Agreement was executed.

2.	Bancomext shall have received (i) an original copy of the Amended and Restatement to the Bancomext Trust, the Borrower Non-Possessory Pledge, the Original Joint and Several Obligor Non-Possessory Pledge, the Additional Joint and Several Obligor Non-Possessory Pledge, the Borrower Share Pledge, the Original Joint and Several Obligor Share Pledge, the Additional Joint and Several Obligor Share Pledge, the Ratification of the Rights Assignment Agreements and certain ratification of contribution to the trust and extension of guarantees (“Ratification of Contribution to the Trust and Extension of Guarantees”), duly signed by all the corresponding parties, and a certificate by the notary public evidencing that the instrument of ratification of signatures was executed, and with respect to the Ratification of Contribution to the Trust and Extension of Guarantees, the respective public instrument; (ii) evidence of the registration in the Sole Registry of Personal Property Guarantees of the Amendment and Restatement to the Bancomext Trust, the Borrower Non-Possessory Pledge, the Original Joint and Several Obligor Non-Possessory Pledge, the Additional Joint and Several Obligor Non-Possessory Pledge, the Borrower Share Pledge, the Original Joint and Several Obligor Share Pledge, the Additional Joint and Several Obligor Share Pledge; and (iii) evidence of registration with the Registry of the Ratification of Contribution to the Trust and Extension of Guarantees.

3.	Bancomext shall have received (i) evidence of the registration of the guarantees created over the shares of the Borrower and the Joint and Several Obligors through the Bancomext Trust, the Borrower Stock Pledge, the Original Joint and Several Obligor Stock Pledge, and the Additional Joint and Several Obligor Stock Pledge, in the shareholder register of the Borrower and the Joint and Several Obligors, respectively, and (ii) the share certificates issued by the Borrower and the Joint and Several Obligors, respectively, duly endorsed to Bancomext and the Bancomext Trust, as applicable, in accordance with the provisions of the Financing Documents.

Execution Version

4.	That all the information provided by the Borrower to Bancomext in connection with this transaction and any and all Representations made by the Borrower in this Agreement and other Financing Documents are true and correct as of such date as if they had been made on the date of such Borrowing. In connection with the foregoing, the Borrower shall deliver a written certification substantially in the form attached hereto as Exhibit F, certifying the foregoing.

5.	That (i) there is no default by the Borrower under the Financing Documents; and (ii) there is no default by the Borrower or any other party under the Transaction Documents (as defined in the Operating Agreements). In connection with the foregoing, the Borrower shall deliver a written certification substantially in the form included as Exhibit F, certifying the foregoing.

6.	That Bancomext and the Borrower have agreed on the Interest Rate corresponding to the Borrowing as indicated in this Agreement and have executed and delivered the original of the corresponding Rate Agreement.

7.	That the Borrower has paid all commissions, fees, or expenses provided under the Financing Documents that are due as of such date, and that it has paid all notary fees, expenses, and costs and those of external advisors of Bancomext in connection with the Loan, including the Construction Supervisor and legal, technical, and insurance advisors, in accordance with all invoices issued by them prior to the date of the Borrowing. In connection with the foregoing, the Borrower shall deliver a written certification substantially in the form included as Exhibit F, certifying the foregoing.

8.	That no Material Adverse Change has occurred as of such date. In connection with the foregoing, the Borrower shall deliver a written certification substantially in the form included as Exhibit F, certifying the foregoing.

9.	That Bancomext receives, to its satisfaction, a legal opinion from the external legal advisors of the Borrower, which shall cover, among the aspects addressed therein, the validity and enforceability of the Financing Documents, the Transaction Documents.

10.	That Bancomext receives, to its satisfaction, the original or a copy of the minutes of the shareholders' meeting of the Borrower, the Joint and Several Obligors and E.S. Agrupación, S.A. de C.V., approving the execution of this Agreement and the rest of the Financing Documents and the Transaction Documents.

11.	That Bancomext shall receive, to its satisfaction, the insurance policies in force in connection with the Private Unit and the Project in accordance with Clause 4.01(o) of this Agreement, duly endorsed in favor of the Bancomext Trust or in which the Trustee is the preferred beneficiary, as applicable.

12.	That Bancomext receives the original of the Borrowing Request.

13.	That Bancomext receives the original Borrowing Receipt.

Execution Version

14.	That Bancomext receives an original of the Signature Card.

15.	That Bancomext receives, in form and substance acceptable to the Creditor, an original of the Commitment Letter.

II.       Conditions for the second borrowing of Tranche A:

1.	That all the information provided by the Borrower to Bancomext in connection with this transaction and any and all Representations made by the Borrower in this Agreement and other Financing Documents are true and correct as of such date as if they had been made on the date of such Borrowing. In connection with the foregoing, the Borrower shall deliver a written certification substantially in the form attached hereto as Exhibit F, certifying the foregoing.

2.	That (i) there is no default by the Borrower under the Financing Documents; and (ii) there is no default by the Borrower or any other party under the Transaction Documents (as defined in the Operating Agreements). In connection with the foregoing, the Borrower shall deliver a written certification substantially in the form attached as Exhibit F, certifying the foregoing.

3.	That Bancomext and the Borrower have agreed on the Interest Rate corresponding to the Borrowing as indicated in this Agreement and have executed and delivered the original of the corresponding Rate Agreement.

4.	That the Borrower has paid all commissions, fees, or expenses provided under the Financing Documents that are due as of such date, and that it has paid all notary fees, expenses, and costs and those of external advisors of Bancomext in connection with the Loan, including the Construction Supervisor and legal, technical, and insurance advisors, in accordance with all invoices issued by them prior to the date of the Borrowing. In connection with the foregoing, the Borrower shall deliver a written certification in substantially the form attached hereto as Exhibit F.

5.	That no Material Adverse Change has occurred as of such date. In connection with the foregoing, the Borrower shall deliver a written certification substantially in the form attached hereto as Exhibit F, certifying the foregoing.

6.	That Bancomext receives the original Borrowing Request.

7.	That Bancomext receives the original Borrowing Receipt.

B. Conditions for each of Borrowing of Tranche B:

1.	That any and all conditions set forth in subsection A. of this Clause 3.01 have been met, that the Borrowings of Tranche A have been carried out and that the Debt under the Original Loan Agreement has been paid in full.

Execution Version

2.	That the Borrowing be consistent with the Investments and Disbursements Schedule attached hereto as Exhibit A, and that a report be submitted by the Construction Supervisor certifying the Investments and Borrowing Schedule.

3.	That any and all Representations made by the Borrower in this Agreement and other Financing Documents are true and correct as of such date as if made on the date of such Borrowing. In connection with the foregoing, the Borrower shall deliver a written certification substantially in the form attached hereto as Exhibit F, certifying the foregoing.

4.	That (i) there is no default by the Borrower under the Financing Documents; and (ii) there is no default by the Borrower or any other party under the Transaction Documents. In connection with the foregoing, the Borrower shall deliver a written certification substantially in the form attached hereto as Exhibit F, certifying the foregoing.

5.	That Bancomext and the Borrower have agreed on the Interest Rate corresponding to the Borrowing as indicated in this Agreement and have executed the corresponding Rate Agreement.

6.	That the Borrower has paid all commissions, fees, or expenses provided under this Agreement that are due and payable as of such date. In connection with the foregoing, the Borrower shall deliver a written certification substantially in the form attached hereto Exhibit F, certifying the foregoing.

7.	That no Material Adverse Change has occurred as of such date. In connection with the foregoing, the Borrower shall deliver a written certification substantially in the form attached hereto as Exhibit F, certifying the foregoing.

8.	That Bancomext receives, to its satisfaction, the oversight reports prepared by the Construction Supervisor, in accordance with the provisions of Clause Two of the Construction Oversight Agreement, which in any case must cover the provisions of Clause Four of such Construction Oversight Agreement.

9.	That a Cause for Acceleration has not occurred, nor that, as a result of the Borrowing or with the passage of time, a Cause for Acceleration may occur. In connection with the foregoing, the Borrower shall deliver a written certification substantially in the form attached hereto as Exhibit F, certifying the foregoing.

10.	That Bancomext receives the original of the Borrowing Request.

11.	That Bancomext receives the original Borrowing Receipt.

12.	That all the Guarantees as of the date of the first Borrowing of Tranche B are legally established and registered in the Sole Registry of Personal Property Guarantees and evidence of the entry in the Registry of the Ratification of Contribution to the Trust and Extension of Guarantees is submitted.

Execution Version

C. Conditions for the Borrowings of Tranche C:

I.	Conditions for the first Borrowing of Tranche C:

1.	With respect to the first Borrowing of Tranche C, Bancomext must have received an original copy of the First Amendment, duly signed by all the corresponding parties, and a certification issued by the corresponding notary public, which certifies that the ratification of signatures of this Agreement was executed.

2.	With respect to the first Borrowing of Tranche C, Bancomext must have received (i) an original copy of the Amendment and Ratification to the Bancomext Trust and the Pledge Ratification Agreements, duly executed by all of the corresponding parties, and with respect to the Pledge Ratification Agreements, a certification by the corresponding notary public evidencing the execution of the respective ratification of signatures, and with respect to the Amendment and Ratification Agreement to the Bancomext Trust, the respective public instrument, and (ii) evidence of the registration in the Sole Registry of Personal Property Guarantees of the Pledge Ratification Agreements and evidence of the entry in the Registry and in the Sole Registry of Personal Property Guarantees of the Amendment and Ratification to the Bancomext Trust.

3.	With respect to the first Borrowing of Tranche C, that Bancomext receive, to its satisfaction, a legal opinion from the external legal advisors of the Borrower, which shall cover, among the aspects addressed therein, the validity and enforceability of the Financing Documents and the Transaction Documents.

4.	The Murano Trust 2000/3001 shall be in compliance with the following requirements for each of the Murano Trust 2000/3001 Current Loans:

a.	Maintain insured the assets that guarantee the loan for 100% (one hundred percent) of the value recognized for coverage purposes, related to the nature of the assets, evidenced by a copy of the insurance policy and payment of the corresponding premiums, and endorse the insurance policy in favor of the respective banking syndicate, delivering the original of such endorsement.

b.	The payment of fees, interest, and principal, corresponding to the current loans of Murano Trust 2000/3001, must be kept in compliance.

c.	There must be proof of the borrowings made at the date of formalization, including the list of invoices, expenses, and items incurred, signed by the legal representative of the borrower, validated by the external advisors.

d.	A report must be submitted detailing the current status of the lawsuits to Grupo CAABSA, including the amount derived therefrom, and the estimated and substantiated resolution time, signed by the legal representative of the Borrower and including the opinion of the company's legal advisors on litigation matters.

Execution Version

5.	That the Borrower has paid all commissions, fees, or expenses provided under the Financing Documents that are due as of such date, and that it has paid all notary fees, expenses, and costs and those of external advisors of Bancomext in connection with the Loan, including legal, technical, and insurance advisors, in accordance with all invoices issued by them prior to the date of the Borrowing. In connection with the foregoing, the Borrower shall deliver a written certification substantially in the form attached hereto as Exhibit F, certifying the foregoing.

6.	That no Material Adverse Change had occurred as of such date or that it had not occurred, or that, on account of the Borrowing or with the passage of time, a Cause for Acceleration could occur. In connection with the foregoing, the Borrower shall deliver a written certification substantially in the form attached hereto as Exhibit F, certifying the foregoing.

7.	Bancomext receives the original of the Borrowing Request.

8.	Bancomext receives the original Borrowing Receipt.

9.	That it is in compliance with Clause Four of this Agreement (Affirmative and Negative Covenants).

10.	That Bancomext has received, to its satisfaction, the insurance policies in force in connection with the Private Unit and the Project in accordance with the provisions of Clause 4.01(o) of this Agreement, duly endorsed in favor of the Bancomext Trust or in which the Trustee is the preferred beneficiary, as applicable.

II.	Conditions to each of subsequent Borrowings of Tranche C:

1.	That all the information provided by the Borrower to Bancomext in connection with this transaction and any and all Representations made by the Borrower under this Agreement and other Financing Documents are true and correct as of such date as if they had been made on the date of such Borrowing. In connection with the foregoing, the Borrower shall deliver a written certification substantially in the form attached hereto as Exhibit F, certifying the foregoing.

2.	That (i) there is no default by the Borrower under the Financing Documents; and (ii) there is no default by the Borrower or any other party under the Transaction Documents (as such default is defined in the Transaction Agreements). In connection with the foregoing, the Borrower shall deliver a written certification substantially in the form attached hereto as Exhibit F, certifying the foregoing.

3.	That Bancomext and the Borrower have agreed on the Interest Rate corresponding to the Borrowing as indicated in this Agreement and have executed and delivered the original of the corresponding Rate Agreement.

4.	That the Borrower has paid all commissions, fees, or expenses provided under the Financing Documents that are due as of such date, and that it has paid all notary fees, expenses, and costs and those of external advisors of Bancomext in connection with the Loan, including legal, technical, and insurance advisors, in accordance with all invoices issued by them prior to the date of the Borrowing. In connection with the foregoing, the Borrower shall deliver a written certification substantially in the form attached hereto as Exhibit F, certifying the foregoing.

Execution Version

5.	That no Material Adverse Change had occurred as of such date or that it had not occurred, or that, on account of the Borrowing or with the passage of time, a Cause for Acceleration could occur. In connection with the foregoing, the Borrower shall deliver a written certification substantially in the form attached hereto as Exhibit F, certifying the foregoing.

6.	With respect to the second Borrowing of Tranche C, the Debt Service Reserve Account and the Additional Debt Service Reserve Account, and the debt service reserve accounts corresponding to Murano Trust 2000/3001 Current Loans, must be funded.

7.	That Bancomext receives the original of the Borrowing Request.

8.	That Bancomext receives the original Borrowing Receipt.

9.	That it is in compliance with Clause FOUR of this Agreement (Affirmative and Negative Covenants).

10.	That Bancomext has received, to its satisfaction, the insurance policies in force in connection with the Private Unit and the Project in accordance with the provisions of Clause 4.01(o) of this Agreement, duly endorsed in favor of the Bancomext Trust or in which the Trustee is the preferred beneficiary, as applicable.

FOUR. Affirmative and Negative Covenants.

4.01. Affirmative Covenants. So long as any amounts payable under this Agreement and the Financing Documents remain unpaid, unless Bancomext consents in writing to the contrary, the Borrower, the Original Joint and Several Obligor and the Additional Joint and Several Obligor agree, respectively as indicated below, to:

(a) Delivery of Information.

i.	Provide Bancomext with its Internal Financial Statements, duly signed in original by its legal representatives, within 60 (sixty) days following the end of the corresponding quarter. Additionally, they must deliver (i) Combined Financial Statements and (ii) as of the Hotel's Operation Date, operating reports, which in each case reflect the Hotel's operation by hotel unit (including rate per room, occupancy percentage of each hotel unit, and cost or expense structure), within 60 (sixty) days following the end of the corresponding quarter.

 Execution Version

ii.	Provide Bancomext with its Audited Financial Statements, duly signed in original by its attorneys-in-fact and audited by an independent accountant acceptable to Bancomext, within 180 (one hundred eighty) days following the end of the corresponding year.

iii.	Deliver on a quarterly basis, together with the delivery of the Internal Financial Statements, (i) a certificate signed by its attorneys-in-fact, certifying that the Borrower or the Joint and Several Obligors, as applicable, are in compliance with their obligations under this Agreement, and that a Cause for Acceleration has not occurred, or that a Cause for Acceleration cannot be expected to occur, substantially in the form attached hereto as Exhibit G; additionally, such certificate shall include the basis for the calculation of the Debt Service Coverage Ratio, including all evidence of compliance thereof.

iv.	Provide all information reasonably requested by Bancomext in writing in connection with the Borrower, the Joint and Several Obligors, the Private Unit, the Building, the Project and the Guarantees, including, but not limited to, such information as may be required to comply with the provisions of Article 115 of the Credit Institutions Law, within a term of 15 (fifteen) days, or such other longer term as may be reasonable considering the nature and extent of the information requested, which in no case shall exceed 30 (thirty) days.

(b) Investments of the Borrower. The Borrower shall cover with its own funds, or cause its shareholders to cover, all costs and expenses set forth in the Investments and Disbursements Schedule as costs and expenses to be borne by the Borrower. Such costs and expenses shall not be covered by the proceeds of the Loan. The foregoing on the understanding that any variation in the costs of the Hotel Remodeling, as set forth in the Investments and Disbursements Schedule, shall be covered with the Borrower's own funds or those of its shareholders. Within 120 (one hundred twenty) calendar days following the last Tranche B Borrowing, the Borrower shall deliver to the Creditor the final report of the Construction Supervisor certifying that the investment of the Project is at least USD$121,390,000.00 (one hundred twenty one million three hundred ninety thousand and 00/100 Dollars).

(c) Payment of Obligations. Promptly comply with its cash payment obligations with Bancomext and with other creditors of any kind.

(d) Obligations under the Financing Documents and the Transaction Documents. The Borrower and the Joint and Several Obligors shall:

i.	Maintain in effect and comply with all of their obligations in terms of any and all Financing Documents and Transaction Documents to which each of them is a party.

ii.	Exercise all its rights in a timely manner to demand compliance with the obligations of third parties contained in the Transaction Documents to which each of them is a party. Not to grant waivers under the Transaction Documents without the prior written consent of Bancomext.

Execution Version

iii.	Refrain from terminating or making amendments to the Transaction Documents without the prior written consent of Bancomext, except for non-significant amendments that are necessary for the continued operation and development of the Project. Any amendment related to terms, parties, deadlines for the performance of obligations, payments, indemnities, liquidated damages, guarantees, defaults, scope of services, termination, and jurisdiction and governing law will be considered significant and will require the consent of Bancomext.

iv.	Cause all counterparties under the Transaction Documents to pay any amounts due to the Borrower and the Joint and Several Obligors to the Trust Income Accounts, as applicable under the Bancomext Trust. In case of receiving any amount directly under the Transaction Documents, deposit such funds in the Trust Income Accounts, as applicable under the provisions of the Bancomext Trust.

v.	Notify Bancomext of any act or circumstance that affects or could significantly affect Bancomext's rights under the Financing Documents, and the rights and obligations of the Borrower or the Joint and Several Obligors contained in the Financing Documents and the Transaction Documents.

vi.	Deliver to Bancomext a copy of any report, notice, or notification of a significant nature in relation to the Financing Documents and the Transaction Documents, which is delivered to the Borrower or the Joint and Several Obligors by a party other than Bancomext, within 5 (five) Business Days following the date on which the corresponding notice is received.

vii.	Deliver to the Construction Supervisor evidence of the use of the proceeds of each Tranche B Borrowing through copies of invoices that comply with the requirements of Applicable Law and vouchers of the transfers made, with a reasonably detailed explanation of the use of such proceeds, within 10 (ten) Business Days following the end of each calendar month, and the information and documentation that the Construction Supervisor may require for the preparation of its reports pursuant to the provisions of this Agreement and the Construction Oversight Agreement.

viii.	The Borrower must hire the Construction Supervisor during the Hotel Remodeling, pay its fees on time, and the Borrower and the Joint and Several Obligors must not obstruct the works of the Construction Supervisor or any other person appointed by Bancomext for purposes of this Agreement.

(e) Governmental Authorizations and Permits. Obtain, or cause the obtaining of, and maintain, or cause to be maintained, in effect, all Governmental Authorizations required to perform its obligations under the Financing Documents and the Transaction Documents and to carry out the Project, including, without limitation, as endorsed by the Construction Supervisor.

Execution Version

(f) Maintenance of Guarantees: (i) maintain in full force and effect all Guarantees; (ii) comply with all obligations set forth in the Financing Documents with respect to the Guarantees; and (iii) deliver to Bancomext such information and documents as it may reasonably request in connection with the Guarantees.

(g) Evidence of Registration. Submit to Bancomext evidence that the First Amendment to the Bancomext Trust, has been recorded in the Registry, and that the Pledge Ratification Agreements have been registered in the Sole Registry of Personal Property Guarantees, respectively. For purposes of the foregoing, Bancomext must be presented with the certificate (i) with respect to the registration in the Sole Registry of Personal Property Guarantees, of the Pledge Ratification Agreements, no later than on the date of the first Borrowing of Tranche C, and (ii) with respect to the registration in the Registry of the Amendment and Ratification to the Bancomext Trust, within 90 (ninety) calendar days as of May 25, 2023 (unless such registration could be made for causes attributable to the Borrower, duly justified and evidenced, in which case such term will be extended for an additional reasonable term to be determined by Bancomext).

(h) Appraisal. Deliver a bank appraisal or appraisal prepared by a recognized firm in the sector of the Private Unit to Bancomext (i) prior to the first Borrowing of Tranche C of the Loan (“Final Appraisal Date”) which must reflect a value of at least USD$200,000,000.00 (two hundred million and 00/100 Dollars) and which allows compliance with a Leverage Ratio equal or greater than 2.0 to 1.0; and (ii) deliver to Bancomext an update of such appraisal every two years as of the Final Appraisal Date, to the satisfaction of Bancomext. The costs and expenses related to such appraisals will be covered by the Borrower. The foregoing on the understanding that in the event that the Borrower does not deliver such appraisals, it shall pay Bancomext the expenses incurred by Bancomext for the preparation of the bank appraisals or those prepared by a specialized firm authorized by Bancomext, which Bancomext may order to be performed every two (2) years during the term of the Loan, to determine the value of the assets that guarantee the Loan. Such amount shall be paid by the Borrower to Bancomext within a term of 5 (five) calendar days following the date on which Bancomext requests it to the Borrower.

(i) Notices.

i.	Notify Bancomext, within 5 (five) Business Days following the date on which the Borrower or the Joint and Several Obligors become aware of any event that constitutes or may foreseeably constitute a Cause for Acceleration, together with a statement signed in original by an attorney-in-fact and by the chief executive officer or chief financial officer, in each case, of the Borrower and the Joint and Several Obligors, containing details of such event, and the measures they intend to adopt with respect thereto.

ii.	Notify Bancomext within five (5) days following the date of receipt of the notification of any claim or litigation (including labor litigation) that has or may foreseeably have a Material Adverse Change.

Execution Version

(j) Debt Service Reserve. Deposit and maintain at all times funds in the Debt Service Reserve Account sufficient to cover the Debt Service Reserve Required Amount. In connection with the foregoing, the Borrower shall, at the latest within 15 (fifteen) days following each Borrowing, deposit or cause to be deposited the required funds in the Debt Service Reserve Account. In the event that funds deposited in the Debt Service Reserve Account are used to cover any amount due from the Borrower under the Financing Documents, the Borrower shall return such funds to the Debt Service Reserve Account, no later than on the Principal Payment Date following the date on which the reserve has been used, on the understanding that the outstanding balance to reach the Debt Service Reserve Required Amount shall be funded on a monthly basis for up to one third of such outstanding balance.

(k) Additional Debt Service Reserve. Deposit as of the first Borrowing of Tranche C and maintain at all times funds in the Additional Debt Service Reserve Account sufficient to cover the Debt Service Reserve Required Amount. In connection with the foregoing, the Borrower shall deposit the required funds within fifteen (15) days following each Borrowing, deposit or cause to be deposited the required funds in the Additional Debt Service Reserve Account. In the event that funds deposited in the Additional Debt Service Reserve Account are used to cover any amount owed by the Borrower under the Financing Documents, the Borrower shall return such funds to the Additional Debt Service Reserve Account within 10 (ten) days following the date on which such reserve is used. The foregoing, on the understanding that the funds deposited in the Additional Debt Service Reserve Account will not be used unless required and requested by Bancomext in case of extraordinary events.

(l) Compliance.

i.	Comply with all Applicable Laws, including without limitation, Environmental Laws.

ii.	Timely file their tax returns with the corresponding authorities and pay when due all Taxes (including property tax on the Building) payable by them on their respective properties, except to the extent that they are contested in good faith through appropriate proceedings, initiated and conducted in a timely and diligent manner, and for which the Borrower or the Joint and Several Obligors establish adequate reserves in accordance with MFRS and, if applicable, IFRS. Submit annually a certificate of no property tax due on the Building issued by the respective Governmental Authority.

iii.	Comply with the legislation on the prevention and identification of activities with resources of illegal sources and/or financing of terrorism (money laundering), including, without limitation, the applicable provisions of the Federal Law for the Prevention and Identification of Transactions with Funds from Illegal Sources (Ley Federal para la Prevención e Identificación de Operaciones con Recursos de Procedencia Ilícita).

iv.	Refrain from engaging in any Act of Corruption.

Execution Version

(m) Environmental Obligations.

i.	The Borrower and the Joint and Several Obligors must deliver, annually on each anniversary of the Execution Date, a letter of representation in which they report the legal status and the update regarding environmental and social fines incurred by any of the Credit Parties, or, if applicable, to state if they do not have any. Such letter must be signed by a legal representative of the Credit Parties, binding them to provide information reasonably requested in writing in connection with such report.

ii.	The Borrower and the Joint and Several Obligors must deliver, annually to Bancomext, within the first 15 (fifteen) Business Days of the month of July as of the anniversary of the Execution Date, a copy of the certificate of receipt of the federal annual operating license, or if applicable, the single environmental statement of Mexico City (formerly single environmental license of Mexico City), or a letter stating the non-applicability thereof, based on the applicable Environmental Law.

iii.	The Credit Parties shall deliver, annually on each anniversary of the Execution Date, a copy of the waste management plan of local jurisdiction in the event that the single environmental statement of Mexico City (formerly single environmental license of Mexico City) does not apply, before the relevant authority.

iv.	The Credit Parties shall deliver, annually on each anniversary of the Execution Date, a copy of the approval opinion of the corresponding authority of Mexico City of the internal civil protection program in force, for the operations of the Credit Parties with respect to the Hotel.

v.	The Credit Parties shall deliver, annually on the anniversary of the Execution Date, a copy of the opinion of compliance by a verification unit qualified and approved by the Ministry of Labor and Social Welfare (Secretaría del Trabajo y la Previsión Social) of the standard for fire prevention and protection in workplaces (NOM-002-STPS-2010) for the Hotel operations, in force.

vi.	The Credit Parties shall deliver, annually on the anniversary of the Execution Date, a copy of the policy or policies covering the liability insurance coverage, which shall consider the normative aspects of NOM-07-TUR-2002, with respect to the Project.

vii.	Submit annually to Bancomext, within the first 15 (fifteen) Business Days of March of each year, as of the first anniversary of the Hotel's Operation Date, a copy of the acknowledgement of receipt of the determination of the occupational risk premium before the Mexican Social Security Institute (Instituto Mexicano del Seguro Social), related to the Borrower, the Joint and Several Obligors and the Operators (as applicable), in their capacity as operators of the Hotel.

Execution Version

(n) Maintenance of Assets. Maintain its assets (including the Private Unit) in good condition for its ordinary operation, except for the wear and tear derived from the ordinary use thereof, and for the development of the Project as provided in the Financing Documents and the Operation Documents.

(o) Insurance. Maintain insurance policies in force, with insurance companies acceptable to Bancomext, and in accordance with the provisions of Exhibit H.

(q) Going Concern. To remain as a going concern, without modifying its corporate purpose and legal nature, and dedicating itself solely and exclusively to the Project. In the event of any amendment to its bylaws, other than an amendment to its corporate purpose, the Borrower or the Joint and Several Obligors, as applicable, must send Bancomext a simple copy of the instrument containing any such amendment, with registration data, within 15 days following the date of its formalization.

(r) Shareholding Structure. Request and obtain upon written authorization from Bancomext (which, if not granted, must notify the Borrower in writing the reason for its refusal), to amend its purpose and/or change its form. Before, and as a condition to, any modification of the shareholders of the Borrower or the Joint and Several Obligors permitted under the Financing Documents (i) the Borrower or the Joint and Several Obligors, as applicable, must notify Bancomext and deliver the information requested by Bancomext in order to comply with the applicable anti-money laundering provisions with respect to such new shareholder, and (ii) the new shareholder of the Borrower or the Joint and Several Obligors, as applicable, must adhere to the Financing Documents in the same capacity as the other shareholders, as applicable, under the same terms as the other shareholders of the Borrower or the Joint and Several Obligors, as applicable.

(s) Books and Records. Maintain available for Bancomext the accounting books and records in a form that accurately reflects its financial position and the results of its operations, in accordance with MFRS and, if applicable, IFRS.

(t) Inspection and Visitation Rights. To allow Bancomext, the Construction Supervisor and the Persons designated by them, to visit and inspect the Private Unit and the offices and facilities of the Borrower and the Joint and Several Obligors on business days and hours, upon prior written notice 5 (five) Business Days in advance to the Credit Parties, except that in the event of any Cause for Acceleration, only the written notice will be sufficient without the need for advance notice, and to the extent that such visit and inspection does not interfere in the ordinary activity of the respective Credit Party and the Operators, on the understanding that, 2 (two) visits per year to the Private Unit, the Borrower, and the Joint and Several Obligors shall be at the Borrower's expense, except in the event of a breach of this Agreement, in which case, Bancomext will be entitled to make the visits it deems necessary at the expense of the Borrower. The Borrower and the Joint and Several Obligors authorize Bancomext and the Construction Supervisor to carry out inspections in order to verify that the proceeds of the Loan have been correctly used and, if deemed necessary, to oversee its correct application and the progress of the business and the Project, mainly in its technical, financial, and accounting aspects, and are required to deliver the documentation that Bancomext and the Construction Supervisor may reasonably require.

Execution Version

(t) Use of Proceeds. To use the all de proceeds of each Borrowing of the Loan in accordance with the provisions of Clause 2.12 of this Agreement.

(u) Final Report of the Construction Supervisor. Submit to Bancomext, within 120 (one hundred twenty) days following the last Borrowing of Tranche B, the final report prepared by the Construction Supervisor as established in the Construction Supervision Agreement, which will include, without limitation, a validation regarding the investments made.

(v) Tranche C Information. Submit to Bancomext, within 120 (one hundred twenty) days following each Borrowing of Tranche C, a list of invoices, expenses, and items incurred, signed by a legal representative of the Borrower and, with respect to the investments in Phase I Grand Island Project, a list of expenses and items incurred, including contributions made by the developers of such project, signed by the Borrower and accompanied by the signature of the legal representative of the Murano 2000/3001 Trust.

(w) Development of the Project. To carry out the Hotel Remodeling and Operation, and the works related to Phase I Grand Island Project, in accordance with industry best practices and in compliance with Applicable Laws, and to develop and execute the Project and the works related to Phase I Grand Island Project, in compliance with the provisions of the Financing Documents, the Transaction Documents, industry best practices and Applicable Laws. Additionally, the Borrower shall complete the Hotel Remodeling on or before the Scheduled Hotel Remodeling Completion Date, and the Joint and Several Obligors shall commence Hotel Operation on or before the Scheduled Hotel Operation Date.

(x) Priority of Payment. To perform all such acts as may be required to ensure that the obligations of the Borrower and the Joint and Several Obligors derived from the Financing Documents constitute at all times guaranteed, unconditional, direct and non-subordinated obligations of the Borrower and the Joint and Several Obligors, pursuant to Applicable Law.

(y) Opening of Accounts. To open and maintain the bank accounts required or related to this Agreement, and any other accounts necessary for the performance of its obligations under the Financing Documents. Notify Bancomext, with full banking details, regarding the opening (or closing) of any bank account in the name of the Borrower or the Joint and Several Obligors, including any Operating Account, within 2 (two) Business Days after its opening.

(z) Operating Accounts. Cause all revenues derived from the Hyatt Hotel Operation and the Mondrian Hotel Operation, respectively (including, without limitation, any amounts paid by guests and any other customers of the Hyatt Hotel and the Mondrian Hotel) to be paid or deposited into the Operating Accounts maintained by the Original Joint and Several Obligor pursuant to the terms of the Hyatt Operating Agreement and the Additional Joint and Several Obligor pursuant to the terms of the Mondrian Operating Agreement, which must be previously notified to Bancomext in accordance with subsection (w) above, and cause Hyatt and Mondrian, respectively, to transfer any amounts owed to the Original Joint and Several Obligor or the Additional Joint and Several Obligor, as applicable, after any discounts for costs of the Hyatt Hotel Operation and the Mondrian Hotel Operation, respectively, and payments owed to Hyatt under the Hyatt Operating Agreement or to Mondrian under the Mondrian Operating Agreement have been made into the relevant Trust Income Accounts. In the event of receipt of any amounts directly derived from the Hyatt Hotel Operation or the Mondrian Hotel Operation in any other bank account, deposit such funds in the Operating Accounts to be used in accordance with the foregoing.

Execution Version

(aa) Transactions with Affiliates. To enter into all transactions with any of its Affiliates, including any of the Transaction Documents, at arm’s length, under terms that are reasonable and no less favorable to the Borrower or each of the Joint and Several Obligors, as applicable, than those it would obtain in, or pursuant to which any of them would enter into, a commercially comparable transaction with a Person that is not its Affiliate. In the case of any transaction with an Affiliate other than the Transaction Documents or Financing Documents, the amount of which exceeds USD$1,000,000.00 (One Million and 00/100 Dollars), the Borrower and the Joint and Several Obligors must have the prior written authorization of Bancomext, which may not be unreasonably withheld.

(bb) Financial Obligations. The Borrower shall maintain at all times:

(a)       as of the Execution Date, a Leverage Ratio equal to or greater than 2.0 to 1.0, on the understanding that the measurement of the Leverage Ratio will be made based on the appraisal delivered in terms of Clause 4.01 (h), and its subsequent renewals.

(b)       as of the first full year of operation of the Hotel and based on the Combined Financial Statements, a Debt Service Coverage Ratio equal to or greater than 1.2 to 1.0.

(cc) Sublease Agreements. Negotiate and execute any and all Sublease Agreements on the commercial premises, including in each of such agreements at least the clauses included in Exhibit I. The Borrower and the Joint and Several Obligors hereby agree not to make any amendments to the text of the clauses included in Exhibit I, unless such amendments are previously approved by Bancomext. The Borrower and the Joint and Several Obligors must provide Bancomext with a copy of the sublease agreements they execute on a quarterly basis with the delivery of the Internal Financial Statements. No more than 5% (five percent) of the Private Unit may be subleased.

(dd) Assignment of Collection Rights of the Operating Agreement with the Operators. Perform all acts necessary to maintain the Collection Rights contributed to the Bancomext Trust.

(ee) No Liens Certificates. (i) Within 60 (sixty) calendar days following the execution date of the First Amendment, deliver the certificates of existence or non-existence of liens of the Credit Parties and E.S. Agrupación, S.A. de C.V., evidencing that as of the issuance date there are no Liens registered with respect to such Persons, except for the Liens derived from this Agreement and the rest of the Loan Documents; (ii) every two years after the execution date of this Agreement, deliver the certificates of existence or non-existence of liens of the Credit Parties, of E.S. Agrupación, S.A. de C.V. and of the Building, stating that there are no registered Liens, except for the Liens derived from this Agreement and the rest of the Loan Documents.

Execution Version

4.02. Negative Covenants. So long as any amounts payable under this Agreement and the Financing Documents remain unpaid, unless Bancomext consents in writing to the contrary, neither the Borrower nor the Joint and Several Obligors, respectively as set forth below, may:

(a) Acceleration. Perform or refrain from performing any act (except in those cases required by Applicable Law), if the consequence of such performance or omission is that the term for the performance of any of its contractual obligations is accelerated and this may result in a Material Adverse Change.

(b) Transfer of Assets. Unless previously authorized in writing by Bancomext, it will refrain from selling, assigning, leasing, or otherwise transferring or disposing of its assets, in particular any portion of the Private Unit, except for the transfer of assets for replacement within 60 (sixty) calendar days, and the temporary transfer of assets in the ordinary course of the Project (including the rental of Hotel rooms through the Operators pursuant to the Operating Agreements with the Operators and the sublease of the Private Unit pursuant to the Sublease Agreements). The Borrower may only make Sales as long as such Sale is previously approved in writing by Bancomext or is permitted under this Agreement.

(c) Granting of Loans. Grant credits or loans of any kind, with or without guarantee to any Person, except for transactions with suppliers carried out in the exclusive ordinary course of the operation of the Project.

(d) Debt. Assume or permit the existence of Debt of or by it, except as provided in the Financing Documents, and for the Debt documented in the Original Loan Agreement, and grant Liens on its assets and in any other way be a guarantor or Joint and Several Obligor with respect to any Person or in any other way assume contingent obligations to guarantee performance of its own or third parties obligations, except for the Guarantees, without the prior written consent of Bancomext.

(e) Investments. Except for investments in the Project under the terms of the Financing Documents and the Transaction Documents, investments of the Debt Service Reserve Required Amount under the terms of the Financing Documents, and investments in financial products of the funds that are released by the Bancomext Trust from time to time as long as they are not applied to the Project under terms of the Financing Documents and the Transaction Documents, the Borrower and the Joint and Several Obligors will refrain from making capital investments. Neither the Borrower nor the Joint and Several Obligors shall make investments in the capital of any Person, nor acquire Debt or Equity Securities of any Person, nor make contributions of any kind to the equity of any Person except for payment for goods or services effectively provided by such Person pursuant to a valid legal instrument or for Distributions to its shareholders subject to the terms of this Agreement.

Execution Version

(f) Liens. The Borrower and the Joint and Several Obligors agree not to create, assume, or allow any Lien to exist on any of their respective properties or assets, whether currently owned or acquired after this date, except for Permitted Liens and Liens created to secure the Original Loan Agreement.

(g) Affectation of the Project. The Borrower and the Joint and Several Obligors shall refrain from performing any act that could hinder, and shall take all the necessary measures, including those that Bancomext may request in writing to any of them, to prevent any Person from hindering, the development of the Project in accordance with the Financing Documents and the Transaction Documents. The Borrower and the Joint and Several Obligors shall refrain from performing any act that could have as a purpose or consequence the subdivision of the Private Unit into a sub condominium or otherwise.

(h) Capital Stock. Reduce its capital stock without the prior written consent of Bancomext.

(i) Dissolution and Liquidation. Unless previously authorized in writing by Bancomext, the Borrower and the Joint and Several Obligors will refrain from initiating a dissolution or liquidation proceeding, or resolving or approving its dissolution or liquidation.

(j) Consolidations and Mergers. Unless previously authorized in writing by Bancomext, the Borrower and the Joint and Several Obligors will refrain from, in one or more related transactions, consolidating or merging, as merging or merged company, with any other Person.

(k) Debt Write-Off. Write-off or grant waivers with respect to Debt payable to it.

(l) Acquisition of Assets. Acquire (i) assets other than those related to the Project, (ii) assets that are not contemplated in the Investments and Disbursements Schedule or are not necessary to carry out the Project, or (iii) Equity Securities of a Person, unless the respective acquisition has been previously authorized by Bancomext.

(m) Change of Control. Incurring a Change of Control.

(n) Subsidiaries. Creating or incorporate subsidiaries.

(o) Penalties. Repay part or all of the Loan, directly or indirectly, or perform any obligation under the Financing Documents, with proceeds derived from (i) any activity or transaction with a Restricted Person; or (ii) any act that is prohibited by, or that causes any affiliate of the Borrower or the Joint and Several Obligors to fail to comply with, any Sanction.

(p) Distributions. (i) Pay or declare Distributions, without the prior written consent of Bancomext, which may not be unreasonably denied unless there is a Cause for Acceleration, and (ii) pay or declare Distributions, or for payment to the creditors of the Borrower, Joint and Several Obligors, shareholders of the company or subsidiaries with the proceeds of Tranche A, Tranche B, or Tranche C. The foregoing without prejudice that the proceeds from Tranche A, Tranche B, or Tranche C may be used for the Purpose of the Loan, as provided in Clause 2.12 of this Agreement.

Execution Version

FIVE. Causes for Acceleration.

5.01. Causes for Acceleration. Bancomext may accelerate the term for the payment of the Loan, including its principal amount, interest, commissions, costs, and expenses and other ancillary amounts, in any of the following cases, without the need for a court order and by means of a simple written notice to the Borrower (“Cause for Acceleration”):

(a) If the Borrower or the Joint and Several Obligors fail to pay on time any amount due under the Financing Documents on the respective due date.

(b) If the representations made or the information or documentation delivered by the Borrower or the Joint and Several Obligors under this Agreement or any Financing Document are false, incorrect, or incomplete in any relevant aspect, provided that to the extent that they can be corrected due to incomplete or incorrect information, they are not corrected within 10 (ten) calendar days following the date on which Bancomext notifies the Borrower or the Joint and Several Obligors of such circumstance.

(c) Failure to comply with the commitments or obligations of the Borrower or the Joint and Several Obligors established in the Financing Documents (other than the payment obligations referred to in (a) above) or in the Transaction Documents.

(d) The amendment or early termination of any of the Financing Documents and the Transaction Documents (except as expressly permitted under this Agreement).

(e) If the Borrower or the Joint and Several Obligors do not provide the information requested by Bancomext, as set forth in this Agreement, and such default is not cured within 5 (five) calendar days following the date on which the obligation should have been performed, or if such information is false, incorrect, or incomplete in any respect.

(f) If the Debt Service Reserve Account and/or the Additional Debt Service Reserve Account cease to be available, are terminated, modified, seized, or otherwise adversely affected, except for Liens imposed under the Financing Documents.

(g) If any of the Borrower or Joint and Several Obligors abandons or suspends the Project.

(h) In the event that a Governmental Authority closes any part of the Project or the Private Unit and such situation is not cured, to the satisfaction of Bancomext.

(i) If the assets of the Borrower or the Joint and Several Obligors are seized or expropriated in whole or in part by a Governmental Authority, provided that in the sole opinion of Bancomext such seizure or expropriation affects or may substantially and adversely affect the business or financial condition of the Borrower or the Joint and Several Obligors.

Execution Version

(j) In the event that any environmental claim is filed that constitutes or may constitute a Material Adverse Change, under the terms of the Environmental Law, that has not been remedied or resolved within 20 (twenty) calendar days after such claim is filed.

(k) If labor disputes arise against the Borrower, the Joint and Several Obligors, their respective contractors and subcontractors or the Operators (related in such case to each Operating Agreement with the Operators), which result in a Material Adverse Change and such labor disputes are not resolved or terminated before a Material Adverse Change actually occurs.

(l) If the proceeds of the Loan are used, in whole or in part, for purposes other than those provided in this Agreement.

(m) If (i) the Borrower or the Joint and Several Obligors default on any Debt for an amount equal to or greater than 5% (five percent) of the outstanding balance of the Loan, which must be performed by the Borrower or the Joint and Several Obligors; or (ii) any Debt against the Borrower or the Joint and Several Obligors by any creditor (including Bancomext) becomes due in advance.

(n) If a proceeding is filed by the Borrower or the Joint and Several Obligors, or by any of their respective shareholders, for the purpose of declaring it bankrupt, suspending payment, insolvency, reorganization, liquidation, or bankruptcy or any other similar proceeding; or if a proceeding is brought against the Borrower or the Joint and Several Obligors, or any of their respective shareholders, for the purpose of declaring it bankrupt, suspending payment, insolvency, reorganization, liquidation, or bankruptcy or any other similar proceeding.

(o) If any competent judicial authority issues a statement of bankruptcy or insolvency proceeding against the Borrower or the Joint and Several Obligors, or any of their shareholders.

(p) If the Borrower, the Joint and Several Obligors, or any of their respective shareholders, (i) are declared insolvent by any competent authority or if they admit in writing their inability to pay their debts or obligations when due or, (ii) petition any Governmental Authority for a stay of payment or take any other action to declare or have declared a stay of payment of their debts or any class of their Debts.

(q) If any Governmental Authority, whether domestic or foreign, issues a judgment or order against the Borrower, the Joint and Several Obligors or their respective assets for an amount greater than USD$1,000,000.00 (one million and 00/100 Dollars).

(r) If the Borrower or the Joint and Several Obligors fail to comply with any court resolution, arbitration award, or any court or administrative authority order, in any case, final and non-appealable, and the Borrower or the Joint and Several Obligors do not cure the default or make the corresponding payment.

Execution Version

(s) If any registration, permit, license, or concession required to carry out the Project is cancelled, suspended, revoked, modified or seized.

(t) If (i) the Borrower, the Joint and Several Obligors, any of their respective shareholders, BVG World, or any of their respective Affiliates contest the validity or enforceability of any of the Financing Documents or the Transaction Documents, (ii) any judicial, arbitration, or administrative proceeding is initiated to contest the validity or enforceability of any of the Financing Documents or the Transaction Documents, or (iii) if any obligation of the Borrower, the Joint and Several Obligors or their respective shareholders under any of the Financing Documents or the Transaction Documents ceases to be valid or enforceable.

(u) If (i) any provision of the Financing Documents or the Transaction Documents ceases to be in full force and effect or (ii) is declared to be unlawful, and such circumstance results in a Material Adverse Change.

(v) If the Borrower fails to comply with the Debt Service Reserve Required Amount for the Debt Service Reserve Account and the Additional Debt Service Reserve Account and such failure is not cured in accordance with this Agreement or the Bancomext Trust.

(x) If any insurance is not maintained in full force and effect as provided in this Agreement.

(y) If the Hotel Remodeling Completion Date does not occur on the Scheduled Hotel Remodeling Completion Date, provided that such date has not been extended or modified by Bancomext, at the request of the Borrower.

(z) If the Hotel Operation Date does not occur on the Scheduled Hotel Operation Date, provided that such date has not been extended or modified by Bancomext, at the request of the Borrower.

(aa) If any Act of Corruption by the Borrower or the Joint and Several Obligors is declared or notified by any Governmental Authority.

(bb) If the Borrower, the Joint and Several Obligors or any of their respective shareholders or Affiliates becomes a Restricted Person.

(cc) The initiation of an asset forfeiture proceeding, pursuant to the Federal Asset Forfeiture Law (Ley Federal de Extinción de Dominio), on any of the assets of the Borrower, the Joint and Several Obligors, or their respective shareholders or Affiliates.

(dd) If the Borrower, the Joint and Several Obligors, or someone on their behalf, or any third party with whom it has a direct relationship and who has assisted in the process of obtaining the Loan by the Borrower incurred or has incurred any act of bribery of a public official in the country where the Borrower carries out its activity or in any country where it carries out its purpose.

Execution Version

(ee) If any of the Guarantees is declared invalid, void, or unenforceable, or if any person challenges its validity or enforceability, except if, in the opinion of Bancomext, the respective challenge is notoriously inadmissible.

(ff) if any Lien is created on assets of the Borrower or the Joint and Several Obligors other than Permitted Liens or as provided in the Financing Documents.

(gg) If the Borrower or the Joint and Several Obligors change their corporate purpose or change their principal line of business, enter into dissolution or liquidation, merge with another company or spin off a portion of their assets.

(hh) If a Material Adverse Change occurs.

(ii) If the Borrower fails to timely pay the fees of the Construction Supervisor or any other person appointed by Bancomext pursuant to the terms of this Agreement, or if the Borrower obstructs the work of the Construction Supervisor or any other person appointed by Bancomext for purposes of this Agreement.

(jj) If a Change of Control occurs.

(kk) If the shareholders of the Credit Parties fail to comply with any of the obligations under the Commitment Letter.

(ll) If the Borrower defaults with its obligations under this Agreement; if the Borrower defaults with its payment obligations with any third party for an amount equal to or greater than USD$1,000,000.00 (one million and 00/100 Dollars); or if the Borrower, its shareholders, or any of the companies of Grupo Murano to which the Borrower belongs fail to comply with its obligations under any agreement that the Borrower, its shareholders, or any of the companies of Grupo Murano have entered into with Bancomext or with any bank or financial institution of the Mexican financial system.

(mm) If the execution of this Agreement is the cause of a default and early termination under any agreement entered into by the Borrower with any bank or financial institution of the Mexican financial system.

SIX. Guarantees.

6.01 Guarantees. In order to guarantee the faithful performance of any and all obligations of the Borrower, the Original Joint and Several Obligor and the Additional Joint and Several Obligor under the Financing Documents, the following guarantees must be granted prior to and as a condition to the Borrowing of Tranche A (hereinafter the “Guarantees”):

(a) Bancomext Trust. The Borrower, the Joint and Several Obligors, the shareholders of the Borrower, and the shareholders of the Joint and Several Obligors, in their capacity as settlors and secondary beneficiaries, Bancomext, in its capacity as primary beneficiary, and CIBanco, Institución de Banca Múltiple, in its capacity as trustee (“Trustee”), will execute the Amendment and Restatement to the Bancomext Trust, and prior to the Borrowing of Tranche C, the Amendment and Ratification of the Bancomext Trust, and the Pledge Ratification Agreements.

Execution Version

(b) Borrower Non-Possessory Pledge. The Borrower agrees to enter into, together with Bancomext, an amendment and restatement to the non-possessory pledge agreement dated October 3, 2018, in order to guarantee performance of the payment obligations under this Agreement with the assets described therein (“Borrower Non-Possessory Pledge”), in a form and substance acceptable to Bancomext.

(c) Original Joint and Several Obligor Non-Possessory Pledge. The Original Joint and Several Obligor agrees to enter into, together with Bancomext, an amendment and restatement to the non-possessory pledge agreement dated October 3, 2018, in order to guarantee performance of the payment obligations under this Agreement with the assets described therein (“Original Joint and Several Obligor Non-Possessory Pledge”), in a form and substance acceptable to Bancomext.

(d) Additional Joint and Several Obligor Non-Possessory Pledge. The Additional Joint and Several Obligor agrees to execute together with Bancomext, an amendment and restatement to the non-possessory pledge agreement dated May 11, 2022, in order to guarantee performance of the payment obligations under this Agreement with the assets described therein (“Additional Joint and Several Obligor Non-Possessory Pledge”), in a form and substance acceptable to Bancomext.

(e) Borrower Stock Pledge. The Borrower shall cause Elías Sacal Cababie to enter into with Bancomext an amendment and restatement to the share pledge agreement dated October 3, 2018, in order to guarantee performance of the payment obligations under this Agreement with the share issued by the Borrower in its favor, which was not contributed to the Bancomext Trust (“Borrower Stock Pledge”), in a form and substance acceptable to Bancomext.

(f) Original Joint and Several Obligor Stock Pledge. The Original Joint and Several Obligor agrees to cause Edgar Armando Padilla Pérez to enter into an amendment and restatement agreement with Bancomext to the share pledge agreement executed on October 3, 2018, in order to guarantee performance of the payment obligations under this Agreement with the share issued by the Original Joint and Several Obligor in its favor, and which was not contributed to the Bancomext Trust (“Original Joint and Several Obligor Stock Pledge”), in a form and substance acceptable to Bancomext.

(g) Additional Joint and Several Obligor Stock Pledge. The Additional Joint and Several Obligor agrees to cause Edgar Armando Padilla Pérez to enter into an amendment and restatement agreement with Bancomext to the share pledge agreement dated May 11, 2022, in order to guarantee the performance of the payment obligations under this Agreement with the share that was issued by the Additional Joint and Several Obligor in its favor, and which was not contributed to the Bancomext Trust (“Additional Joint and Several Obligor Stock Pledge”), in a form and substance acceptable to Bancomext.

(h) Collection Rights Assignment Agreements. The Borrower and the Joint and Several Obligors agree to perform, and cause to be performed, all acts necessary to maintain the Collection Rights contributed to the Bancomext Trust in accordance with the terms and conditions thereof, of the Ratification of the Rights Assignment Agreements and of this Agreement.

Execution Version

6.02. Maintenance of Guarantees. As a condition to any Borrowing of the Loan, the Guarantees must be in force and effect. Additionally, to the extent that the Joint and Several Obligors enter into a Sublease Agreement, prior to any Borrowing of the Loan, the Assignment of Collection Rights Agreement with respect to such Sublease Agreement must have been executed in accordance with the provisions of the Bancomext Trust. Each Collection Rights Assignment Agreement with respect to each Sublease Agreement will be a Guaranty once it is executed.

SEVEN. Joint and Several Obligation.

7.01. Joint and Several Obligation. Each of the Joint and Several Obligors assumes the capacity of Joint and Several Obligor of the Borrower, executing this Agreement to constitute itself as Joint and Several Obligor before Bancomext in accordance with Articles 1987, 1988, 1989 and other applicable Articles of the Federal Civil Code and its related articles in the Civil Codes of the States of Mexico, therefore it agrees to respond absolutely and unconditionally for the total and timely performance of any and all obligations that derive or may derive to the Borrower pursuant to this Agreement and the other Financing Documents. For purposes of the joint and several obligation assumed by the Joint and Several Obligors, the Joint and Several Obligors are liable for all of the Borrower's obligations under this Agreement and the other Financing Documents.

The Joint and Several Obligors accept and agree that, in the event of a default by the Borrower under this Agreement or the other Financing Documents, or in the event of bankruptcy or insolvency of the Borrower, any right of collection or action that the Joint and Several Obligors may have against the Borrower for any reason, will be subordinated to all rights and actions of Bancomext against the Borrower and its assets under this Agreement and the other Financing Documents.

The Joint and Several Obligors expressly and irrevocably waive any benefit of order, excussion, division, waiver, novation, waiting and modification, to which it may be entitled under Articles 2813, 2814, 2815, 2817, 2818, 2820, 2821, 2822, 2823, 2840, 2842, 2844, 2845, 2846, 2847, 2848, and 2849 of the Federal Civil Code and their related articles in the Civil Codes of the States of Mexico.

EIGHT. Miscellaneous.

8.01. The Creditor may suspend the granting of the Loan for any breach by the Borrower of this Agreement or any other agreement it has entered into with the Creditor or for any breach of contract with the Creditor:

(a)	Shareholders, partners, or settlors of the Borrower or of the Joint and Several Obligors.

Execution Version

(b)	Any company in which the Borrower or the Joint and Several Obligors have an interest of 30% (thirty percent) or more.

(c)	Any company related to the Borrower in which its partners or shareholders hold an equity interest in the related company.

For purposes of the preceding paragraphs, partners or shareholders will only be those who hold an interest of 49% (forty-nine percent) or higher.

Likewise, the Creditor may suspend or deny the availability of the Loan in the event that the Borrower, the Joint and Several Obligors, and/or the Related Persons were condemned by means of a final judgment or resolution issued by a competent authority, in connection with an Act of Corruption before a public official in Mexico or in any country where the Borrower carries out its activities.

8.02. Executory Document. This Agreement, together with the account statement certified by Bancomext's accountant, constitutes executory document under the terms of Article 68 (Sixty-Eight) of the Credit Institutions Law.

8.03. Amendments. Any amendment to this Agreement must be in writing and signed by all the Parties hereto. No consent given to the Borrower or the Joint and Several Obligors to deviate from the terms and conditions of this Agreement, the Guarantees, or the other Financing Documents, shall be effective unless in writing and signed by Bancomext and, even in such event, such waiver or consent shall be effective only in the case and for the specific purpose for which it was given.

8.04. Illegality; Increase in Costs. (a) If upon the execution date of this Agreement, any law, regulation, circular letter, or other legal provision applicable to Bancomext is modified, or the interpretation of any of them is changed by any Mexican court or Governmental Authority or competent governmental authority under the Law Applicable to Bancomext, and as a result of the foregoing, it would be unlawful for Bancomext to make or maintain in force its commitments or its Borrowings, the Borrower, upon Bancomext's written request, describing in reasonable detail the change in the legislation in question or in the interpretation thereof, shall prepay directly to Bancomext, as applicable, within 180 (one hundred eighty) days following the delivery by Bancomext of the notice referred to in this paragraph, the unpaid balance of the Loan, without any penalty, commission, or cost, except for the payment of Break Funding Cost. In the event that the Borrower has not borrowed the Loan, the obligation of Bancomext to make the Borrowings will be terminated in the aforementioned cases, without any notice or liability for Bancomext.

(b) If after the execution date of this Agreement any Law Applicable to Bancomext is amended (including, without limitation, capitalization or reserve requirements, Taxes, ordinary or extraordinary, or other conditions, but excluding provisions relating to income tax or other similar taxes applicable to Bancomext, its assignees, participants or acquirers under the terms of this Agreement, in relation to its revenues or total assets) or the interpretation by any court or Governmental Authority of any these is changed, and as a result of any of the foregoing events the cost for Bancomext to make or maintain in force its commitments or Borrowings, increases, or the amounts received or to be received by Bancomext are reduced, the Borrower, upon prior written notice from Bancomext, shall pay Bancomext within 90 (ninety) days following the date on which such notice is received and thereafter, and at the option of the Borrower, (A) such additional, reasonable, substantiated and actually incurred or paid amounts as Bancomext may identify in its written notice to the Borrower and which are required to compensate Bancomext to the same extent for such increase in cost or decrease in income, or (B) within 180 (one hundred eighty) days the unpaid balance of the Loan, without penalty, commission, or cost, except for the payment of Break Funding Costs. In the written notice from Bancomext referred to above, Bancomext shall specify the causes of the increase in the cost or decrease in Bancomext's income, and the respective calculations. The obligation of the Borrower to compensate Bancomext under the terms of this subsection (b) will be terminated on the Maturity Date or on the date on which the amounts due have been paid in full.

Execution Version

(c) Bancomext agrees to make reasonable efforts to avoid or reduce the effects in case of illegality under the terms of subsections (a) above, or in case of increase in costs or decrease in income under the terms of subsection (b) above, and, in both cases, to reduce or mitigate the effects of any of the foregoing, provided that all of the foregoing is possible, and if this does not result in any cost to Bancomext (unless the Borrower bears such costs), provided that Bancomext will not be required to make such efforts if it determines that they are disadvantageous to Bancomext.

8.05. Assignments: (a) Bancomext is authorized to assign, transfer, or otherwise dispose of the Loan without the written consent of the Borrower and the Joint and Several Obligors in favor of any third party, on the understanding that any assignment in the absence of a Cause for Acceleration may only be made in favor of a Mexican financial institution, or, with the consent of the Borrower, in favor of any other Person.

(b) Such assignments shall not constitute any novation of the Loan.

(c) The Borrower and the Joint and Several Obligors may not assign their rights or delegate their obligations under this Agreement, except with the prior written consent of Bancomext.

8.06. Information. (a) In order to comply with the provisions of the Law to Regulate Credit Information Companies (Ley para Regular las Sociedades de Información Crediticia), the Borrower and the Joint and Several Obligors hereby authorize Bancomext to make periodic inquiries to credit information companies regarding the credit history of the Borrower and the Joint and Several Obligors, and to provide such credit information companies with information about the Borrower and the Joint and Several Obligors.

(b) The Borrower and the Joint and Several Obligors represent that they have read and understood the scope of the nature of the reports issued by the credit reporting companies and the information contained in their database, and that the total or partial noncompliance with their payment obligations will be recorded with prevention codes established in the credit reports, which may affect their credit history. In the event of any dispute related to the information contained in the database of the credit information companies, such disputes will be resolved, at the request of the Borrower or the Joint and Several Obligors, in an amicable composition arbitration process before the National Commission for the Protection and Defense of the Users of Financial Services (Comisión Nacional de Protección y Defensa de los Usuarios de Servicios Financieros).

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(c) The parties agree that all the Confidential Information shall be confidential, and therefore neither party may disclose it in whole or in part, except as provided in subsection (a) above and as provided in subsection (e) below.

(d) “Confidential Information” in this Agreement shall mean written, graphic, or electromagnetic information that is in any form provided by either party, including but not limited to data, information, technical documents, procedures, trade secrets, patents, formulations, strategies, systems development, technical, financial and business information, lists of current or potential customers or partners, business proposals, investment projects, plans, reports, marketing projects, or any other proprietary information.

(e) The term Confidential Information does not include information that: (i) was made available between the parties on a non-confidential basis, (ii) is independently developed or acquired by the parties without violating this Agreement, (iii) becomes available on a non-confidential basis from a third party, provided that such third party is not bound by a confidentiality agreement with either party, (iv) is explicitly approved for disclosure to the other party by written authorization, (v) is generally available to the public unless as a result of a disclosure between the parties, (vi) information required to be disclosed to any Governmental Authorities, stock exchanges, or any other third party, provided that the disclosure requirement is by law or order of a Governmental Authority, or (vii) is delivered or disclosed pursuant to an order of a court of competent jurisdiction. It shall not constitute a breach by the Borrower, the Joint and Several Obligors, Bancomext or its Affiliates, of the obligation referred to in subsection (c) above, and therefore the Borrower, the Joint and Several Obligors, Bancomext, or its Affiliates, will not be required to notify the other party of any disclosure of Confidential Information (1) that may be required of any of them by Governmental Authorities, (2) to the Affiliates of the Borrower, the Joint and Several Obligors, Bancomext, or any of their advisors, or (3) to third parties with whom the Borrower, the Joint and Several Obligors or Bancomext have a confidentiality agreement with the same confidentiality restrictions as those contained in this Clause.

(f) With respect to the information related to this Agreement and other documents related thereto, and provided that such information is Confidential Information, (i) the Borrower and the Joint and Several Obligors irrevocably authorize Bancomext to disclose it to its Affiliates and/or any authority that so requests; and (ii) Bancomext irrevocably authorizes the Borrower and the Joint and Several Obligors to disclose it to its Affiliates.

(g) The Borrower and the Joint and Several Obligors acknowledge that the Creditor informed them that both the Comprehensive and the Simplified Privacy Notice are available for consultation on the Creditor's website at the following website: https://www.bancomext.com/transparencia/avisos-de-privacidad.

Execution Version

8.07. Waivers; Cumulative Remedies. No omission or delay on the part of Bancomext in the exercise of any of its rights, authority, or remedies under this Agreement shall be deemed a waiver thereof, nor shall any single or partial exercise of any such right, authority, or remedy preclude any other or further exercise thereof or the exercise of any other right, authority, or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any right or remedy provided by Applicable Law.

8.08. Notices. (a) Except as otherwise expressly provided in this Agreement, all notices, documents, contracts and other communications relating to or arising out of this Agreement shall (i) be in writing, (ii) be sent by email, specialized courier or personally delivered to any Party at the address or email address specified below, or such other address or email address as such Party may designate by written notice to the other Parties, and (iii) be in Spanish.

To Bancomext:

Periferico Sur 4333,

C.P. 14120, Delegación Tlalpan

Mexico City, Mexico

Email: kventre@bancomext.gob.mx / yvalenzu@bancomext.gob.mx

Attention: Karla Yeneri Ventre Guerrero / Yvette Valenzuela Becerra

To the Borrower and/or the Joint and Several Obligors:

Paseo de las Palmas Av. No. 1270,

Colonia Lomas de Chapultepec V Secc,

Miguel Hidalgo, C.P. 11000,

Mexico City, Mexico

Attention: Marcos Sacal Cohen and/or Laura Isabel Castillo Solís

Email: marcos@murano.com.mx; laura@murano.com.mx

(b) Such notices and communications shall be effective (i) if transmitted by email, upon transmission (after receipt of confirmation of mailing); (ii) if delivered by specialized courier service, 1 (one) calendar day after deposit with specialized courier; or (iii) if delivered personally, upon delivery.

8.09. Costs and Expenses. The Borrower shall pay all costs and expenses of this Agreement and the other Financing Documents within 3 (three) Business Days following the date on which such amounts become due. For this purpose, any disbursements derived from its execution, formalization, fees, registration, Taxes, or any other type required by Applicable Law, execution or termination of the obligations originated by the foregoing or the property rights that have been established as guarantee thereof and the respective registry cancellation shall be considered as costs and expenses, and those generated by any modification requested by the Borrower and accepted by Bancomext, and those generated by the recovery of the Loan, in case of default by the Borrower of its obligations and/or those derived from the execution, protection or preservation of Bancomext's rights under this Agreement and the other Financing Documents.

Execution Version

Likewise, in the event that the Borrower fails to comply with the obligation set forth in the preceding paragraph, it authorizes Bancomext to pay the amount of the expenses and fees charged to the Loan, and the Borrower agrees to reimburse them within a term of 3 (three) Business Days, and the Borrower shall pay ordinary interest at a rate of 30% (thirty percent) per annum on the amount paid for the payment of the costs and expenses. Bancomext shall send to the Borrower the receipts of the disbursements referred to in the preceding paragraph.

8.10. Jurisdiction. The parties to this Agreement expressly submit to the jurisdiction of the competent federal courts of Mexico City, with respect to any action or proceeding relating to this Agreement, and hereby expressly and irrevocably waive any jurisdiction to which they may be entitled now or in the future by reason of their current or any future address or otherwise.

8.11. Governing Law. This Agreement will be governed by, and construed in accordance with, the laws applicable in Mexico.

8.12. Indemnification. (a)The Borrower and the Joint and Several Obligors shall pay, indemnify and hold Bancomext and each of their respective officers, directors, employees, advisors, consultants, agents, and attorneys-in-fact (each, an “Indemnified Person”) harmless against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, demands, costs, charges, reasonable minor expenses or disbursements (including attorneys' fees) of any kind or nature which may at any time including any time following repayment of the Loan or termination, any of such persons in any way relating to or arising out of this Agreement or any other Financing Document and any other document or instrument contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby, or any action taken or omitted to be taken by any such person under or in connection with any of the foregoing, including with respect to the exercise by Bancomext of any of its respective rights and remedies under any of the Financing Documents, and any investigation, litigation or proceeding (including any bankruptcy, insolvency or other similar proceeding or appellate proceeding) relating to this Agreement or any other Financing Documents or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (the foregoing collectively, the “Indemnified Liabilities”); provided, however, that the Borrower and the Joint and Several Obligors will not be liable hereunder to any Indemnified Person with respect to the Indemnified Liabilities arising out of the gross negligence or willful misconduct of such Indemnified Person.

(b) The obligations set forth in this Clause shall survive the payment of the Loan. At the election of any Indemnified Person, the indemnification obligations of the Borrower and the Joint and Several Obligors under this Clause include the obligation to (i) defend at its expense such Indemnified Person using legal counsel satisfactory to such Indemnified Person, acting reasonably, at the expense of the Borrower, or (ii) assume all reasonable and justifiable expenses and costs incurred in defending such Indemnified Person by legal counsel appointed by the respective Indemnified Person. All amounts due under this Clause shall be paid within 30 (thirty) days upon demand.

Execution Version

8.13. Money Laundering. The Borrower and the Joint and Several Obligors represent, under oath, that (i) the funds granted to the Borrower by virtue of this Agreement will be used for a lawful purpose, and at no time will they be used to (1) carry out or encourage any unlawful activity or activity related to a Restricted Person, or (2) carry out any activity that would cause Bancomext or its Affiliates to be subject to a Sanction; and (ii) are acting on their own behalf, i.e., that the benefits derived from this Agreement and each transaction related to this Agreement are not and will not be made in the name and on behalf of a third party other than the Borrower that receives the benefits of this Agreement.

8.14. Exhibits. The parties agree that the Exhibits form an integral part of this Agreement as if they had been included herein, and that this Agreement shall be interpreted taking into account the contents of such Exhibits.

8.15 Headings. The headings of the Clauses and their subdivisions used in this Agreement are used for the convenience of the parties solely and shall not affect the interpretation of this Agreement.